                                                                   EXHIBIT 10(k)





                          SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                  by and among

                                 NORSTAN, INC.,

                            the Banks party thereto

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,

                         as Agent and as Lead Arranger



                           Dated as of July 12, 2002

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 12, 2002, is by and among NORSTAN, INC., a Minnesota corporation (the "Borrower"), the banks which are signatories hereto (individually, a "Bank" and, collectively, the "Banks") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

     A. The Borrower, the Banks, the Exiting Banks (defined below) and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 20, 2000, as amended by a First Amendment dated as of March 19, 2001, a Second Amendment dated as of March 30, 2001, a Third Amendment dated as of April 4, 2001, a Fourth Amendment dated as of May 15, 2001 and a Fifth Amendment dated as of June 29, 2001 (as so amended, the "Existing Credit Agreement").

     B. Pursuant to the Existing Credit Agreement, as of the Closing Date, the Banks and the Exiting Banks advanced, and there remain outstanding, Revolving Loans and Term B Loans (each as defined in the Existing Credit Agreement) (the "Existing Loans").

     C. The Borrower has requested the Banks to restructure the credit facilities under the Existing Credit Agreement and the Borrower has requested, and, upon receipt by them of the Payoff Amount (defined below), the Exiting Lenders (defined below) have each agreed, to cease to be Banks under the Existing Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in the entirety as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 DEFINED TERMS. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

                  "Accounts": With respect to any Person, the aggregate unpaid obligations of customers and other account debtors to such Person arising out of the sale or lease of goods or rendition of services by such Person on an open account or deferred payment basis.

                  "Account Debtors": As defined in the Security Agreement executed by the Borrower or any Subsidiary (as the context may require).

                  "Acquisition": Any transaction or series of transactions by which the Borrower acquires, either directly or through a Subsidiary or otherwise, (a) any or all of the stock or other securities of any class of any Person or (b) a substantial portion of the assets, or a division or line of business of any Person.

                   "Adjusted Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by
         1.00 minus the Eurodollar Reserve Percentage.

                  "Advance": Any portion of the outstanding Revolving Loans or Term Loan by a Bank as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance or a Prime Rate Advance.

                  "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, ten percent of more of the voting stock (or if such Person is not a corporation, ten percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "Agent":  As defined in the opening paragraph hereof.

                  "Aggregate Revolving Commitment Amounts": As of any date, the sum of the Revolving Commitment Amounts of all the Banks on such date.

                  "Aggregate Revolving Outstandings": As of any date, the sum of the Revolving Outstandings of all Banks on such date.

                  "Applicable Lending Office": For each Bank, the office of such Bank identified pursuant to Section 9.4 or such other domestic or foreign office of such Bank (or of an Affiliate of such Bank) as such Bank may specify from time to time to the Agent and the Borrower as the office by which its Advances are to be made and maintained.

                  "Applicable Margin": For each Prime Rate Advance, for each Eurodollar Rate Advance (as in effect on the first day of the applicable Interest Period for such Eurodollar Rate Advance) and for each Unused Revolving Commitment Fee, the Applicable Margin set forth in the table below as in effect on the date of determination, determined based on the Cash Flow Leverage Ratio calculated as of the end of the most recent fiscal quarter of the Borrower (adjustment to the Applicable Margins to become effective on the first day of the first month following the date the Borrower is required to deliver its financial statements for the last month of any fiscal quarter under
         Section 5.1(c)):

                                       Eurodollar Rate         Prime Rate          Unused Revolving
   Cash Flow Leverage Ratio               Advances              Advances            Commitment Fees
   ------------------------               --------              --------            ---------------
   Greater than 1.75 to 1.00                 3.00%                 1.00%                 0.375%

   Less than or equal to 1.75 to             2.50%                0.500%                 0.375%
   1.00, but greater than 1.50 to
   1.00

   Less than or equal to 1.50 to             2.00%                0.000%                 0.250%
   1.00

Notwithstanding the foregoing, (a) if the Borrower has not furnished the financial statements and reports required under Section 5.1(c) for the last month of any fiscal quarter by the time specified in such section, the Applicable Margins shall be calculated as if the Cash Flow Leverage Ratio as of the end of such fiscal quarter was greater than 1.75 to 1.00 for the period from the first day of the first month following the date the Borrower is required to deliver its financial statements for the last month of any fiscal quarter under
Section 5.1(c) until the first day of the month following the month in which such financial statements and reports are delivered and (b) until and including December 31, 2002, the Applicable Margin for Eurodollar Rate Advances shall be 3.00%, the Applicable Margin for Prime Rate Advances shall be 1.00% and the Applicable Margin for Unused Revolving Commitment Fees shall be 0.375%.

                  "Bank":  As defined in the opening paragraph hereof.

                  "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

                  "Borrower":  As defined in the opening paragraph hereof.

                  "Borrower Loan Documents": This Agreement, the Notes, and the Security Documents to which the Borrower is a party.

                  "Borrowing Base": As of any date of determination, the sum of the following:

                           (a) 75% of the lower of face amount or fair market
                  value of Eligible Accounts, plus


                           (b) 30% of the lower of cost (determined on a
                  first-in, first-out basis) or fair market value of Eligible Inventory.

                  "Borrowing Base Availability": As of any date of determination, the positive amount, if any (and not to exceed the Unused Revolving Commitments of all the Banks), by which the Borrowing Base exceeds the Revolving Outstandings of all the Banks.

                  "Borrowing Base Certificate": A certificate in the form of Exhibit A hereto.

                  "Borrowing Base Deficiency": At the time of any determination, the amount, if any, by which Aggregate Revolving Outstandings exceed the Borrowing Base.

                  "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota, and Chicago, Illinois.

                  "Capital Expenditures": For any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for the Borrower during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials, contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures and other uses recorded as capital expenditures or similar terms having substantially the same effect (including expenditures for nonrecurrent tangible assets such as software).

                  "Capitalized Lease": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Cash Flow Leverage Ratio": As of the last day of any fiscal quarter of the Borrower, the ratio of

                           (a) Total Interest-bearing Debt as of such date
                  (excluding Indebtedness existing on the date hereof secured by NFS Lease Accounts or Norstan Canada Lease Accounts and related leases, equipment and servicing arrangements), to

                           (b) EBITDA for the period of four consecutive fiscal
                  quarters of the Borrower ended on such date.

                  "Closing Date":  July 12, 2002.

                  "Collateral": As defined in the Security Agreement executed by the Borrower or any Subsidiary (as the context may require).

                   "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise:
         (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor,
         (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

                  "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank": At any time, any Bank that, at such time
         (a) has failed to make a Loan or any Advances thereunder required pursuant to the terms of this Agreement, including the funding of any participation in accordance with the terms of this Agreement, (b) has failed to pay to the Agent or any Bank an amount owed by such Bank pursuant to the terms of this Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy, receivership or insolvency proceeding, or to a receiver, trustee or similar official.

                  "Dollars" and "$": Lawful money of the United States of America.

                  "Dormant Subsidiaries": Norstan-UK Limited, Norstan Information Systems, Inc. and Summit Gear, Inc.

                  "EBT": For any period of determination, the sum of the consolidated net income of the Borrower and its Subsidiaries plus income taxes (to the extent that income taxes were deducted in calculating consolidated net income), and calculated prior to extraordinary gains and losses and prior to gains and losses arising from discontinued operations, all as determined in accordance with GAAP.

                  "EBITDA": For any period of determination, the sum of the consolidated net income of the Borrower and its Subsidiaries plus income taxes, Interest Expense, depreciation and amortization (in each case, to the extent that such amounts were deducted in calculating consolidated net income), and calculated prior to extraordinary gains and losses and prior to gains and losses arising from discontinued operations, all as determined in accordance with GAAP, provided that, for purposes of calculating the Cash Flow Leverage Ratio, the economic impact of Permitted Acquisitions by the Borrower or any Subsidiary which occur in the four fiscal quarters immediately preceding the last day of such period of determination shall be included, based upon the financial impact (as shown on financial statements to and in a form acceptable to the Banks) of such acquisition as if such business operations comprising such Permitted Acquisition had been under the Borrower's or such Subsidiary's ownership for such four fiscal quarter period.

                  "Eligible Accounts": The right of the Borrower, any Guarantor or Norstan Canada to receive payment for goods sold or services rendered, including any such right evidenced by instruments or chattel paper and any such right constituting retainage items or costs in excess of billings, provided such right to payment:

                           (a) has arisen out of the sale of goods or the
                  performance of services by the Borrower, such Guarantor or Norstan Canada within the United States or Canada, or, if such goods are sold or services performed outside the United States or Canada, is backed by a letter of credit issued or confirmed by a bank chartered under the laws of the United States or of any State;

                           (b) is the valid, binding and legally enforceable
                  obligation of the obligor and such right to payment has not been subordinated by the Borrower, such Guarantor or Norstan Canada to any other claim against the obligor and such obligor is not (i) the Borrower, or a Subsidiary or an Affiliate of the Borrower, (ii) a Person who is a shareholder, director, officer or employee of the Borrower, (iii) a debtor under any proceeding under the Bankruptcy Code or comparable provision of state or foreign law, (iv) an assignor for the benefit of creditors; and (v) the United States, a province, state, county or local government authority, or any department, agency or instrumentality of the forgoing, unless the Borrower such Subsidiary or Norstan Canada shall have instructed such entity to either (a) deposit all payments upon the Accounts owed by such entity into a lockbox acceptable to the Agent or
                  (b) make such payments by other means acceptable to the Agent;

                           (c) is assignable pursuant to the Uniform Commercial
                  Code;

                           (d) (i) except for accounts owing to Norstan Canada,
                  is subject to a perfected first security interest in favor of the Agent and (ii) is free and clear of any other Lien;

                           (e) is not subject to any claimed offset,
                  counterclaim or other defense with respect thereto, but only to the extent of such claimed offset, counterclaim or other defense;

                           (f) is not unpaid more than 90 days from the date of
                  the relevant invoice;

                           (g) is evidenced by a written invoice delivered to
                  the Account Debtor with respect thereto;

                           (h) is not a right to payment arising under a lease
                  of equipment by the Borrower, such Guarantor or Norstan Canada to any Person;

                           (i) is not owed by an obligor located in New Jersey,
                  Minnesota or Indiana, unless the Borrower, such Guarantor or Norstan Canada is in compliance with applicable laws of the same states with respect to which failure to comply would impair the Borrower's, such Guarantor's or Norstan Canada's ability to enforce its rights with respect to such Account;

                           (j) is not subject to any repurchase obligations
                  (other than normal customer service warranties relating to inventory sold by the Borrower, such Guarantor or Norstan Canada which have not been invoked by the applicable customer) on the part of the Borrower, such Guarantor or Norstan Canada or any accrued return privilege on the part of such obligor;

                           (k) is not owing by an obligor for which 25% or more
                  of the aggregate Accounts (measured based upon the face amount of such Accounts) owing by such obligor to the Borrower or any Subsidiary are past due beyond the period set forth in subsection (f) of this definition; and

                           (l) does not comprise that portion of the Eligible
                  Accounts owed to Norstan Canada which would cause the total Eligible Accounts owed to Norstan Canada to exceed 10% of the aggregate Eligible Accounts owed to each of the Borrower, the Guarantors and Norstan Canada, in each case but for this subclause (l) and in each case based upon the lower of face amount or fair market value of such Accounts;

         provided, that the Majority Banks shall, notwithstanding the foregoing, have the right, in the reasonable exercise of their discretion, to establish reserves against the aggregate amount of Eligible Accounts. Satisfaction of the conditions specified in clauses (a) through (l) of this definition shall be determined each month by the Agent in the reasonable exercise of its discretion.

                  "Eligible Inventory": All inventory held by the Borrower, any Guarantor or Norstan Canada as raw materials or finished product held for sale in the ordinary course of business (including work in process, but excluding supplies) and which:

                         (a) (i) except for inventory held by Norstan Canada, is
                    subject to a perfected first security interest in favor of the Agent and (ii) is free and clear of any other Lien and is not leased to any Person;

                         (b) is located at one of the Borrower's, such
                    Guarantor's or Norstan Canada's business locations or is in transit to one of such business locations;

                         (c) is not so identified to a contract to sell that it
                    is evidenced by an Account;

                         (d) is of good and merchantable quality free from any
                    defects which would affect the market value thereof;

                         (e) is not, as reasonably determined by the Agent,
                    nonsaleable in the ordinary course of the Borrower's or any Subsidiary's business;

                         (f) is insured against loss or damage in accordance
                    with the provisions of this Agreement and the applicable Security Agreement;

                         (g) is not subject to or covered by a negotiable
                    document of title, including, without limitation, negotiable warehouse receipts and negotiable bills of lading;

                         (h) is not stored in a public warehouse or held by any
                    Person as bailee, unless the terms of such storage or bailment are satisfactory to the Agent;

                         (i) complies with all standards imposed by any
                    governmental agency having regulatory authority over such goods and/or their use, manufacture or sale;

                         (j) does not constitute slow-selling or obsolete
                    inventory which have been identified as such on the Borrower's books and records in accordance with its past practices and with GAAP;

                         (k) does not constitute over-ordered custom switches;
                    and

                         (l) does not comprise that portion of the Eligible
                    Inventory held by Norstan Canada which would cause the total Eligible Inventory held by Norstan Canada to exceed 15% of the aggregate Eligible Inventory held by each of the Borrower, the Guarantors and Norstan Canada, in each case but for this subclause (l) and in each case based upon the lower of cost (determined on a first-in, first-out basis) or fair market value unpaid balance of such inventory;

         provided, that the Majority Banks shall, notwithstanding the foregoing, have the right, in the reasonable exercise of their discretion, to establish reserves against the aggregate amount of Eligible Inventory. Satisfaction of the conditions specified in clauses (a) through (l) of this definition shall be determined each month by the Agent in the reasonable exercise of its discretion.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on Telerate page 3750 as of 11:00 AM, London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Agent to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Telerate page 3750" means the display designated as such on the Telerate reporting system operated by Telerate System Incorporated (or such other page as may replace page 3750 for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default":  Any event described in Section 7.1.

                  "Existing Credit Agreement": As defined in Recital A of this Agreement.

                  "Existing Loans":  As defined in Recital B of this Agreement.

                  "Exiting Lenders": Harris Trust and Savings Bank and Wells Fargo Bank Minnesota, National Association.

                  "Federal Funds Rate": For any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to U.S. Bank on such Business Day on such transactions as determined by the Agent.

                  "Fixed Charge Coverage Ratio": As of the last day of any fiscal quarter of the Borrower, the ratio of

                         (i) EBITDA, plus to the extent not included in EBITDA,
                    all payments on all NFS Lease Accounts and Norstan Canada Lease Accounts received by the Borrower or a Subsidiary (net of payments upon any Indebtedness secured thereby), minus Capital Expenditures not financed with Indebtedness (other than Indebtedness under this Agreement), minus income taxes paid in cash, minus Restricted Payments, to

                         (ii) Mandatory Debt Repayments plus Interest Expense

         in each case determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries for the last four fiscal quarters of the Borrower.

                  "Fleet": Fleet Business Credit Corporation.

                  "Fleet Intercreditor Agreement": An intercreditor agreement between the Agent, Fleet, the Borrower and any appropriate Subsidiary in form and substance acceptable to the Banks and Fleet, as the same may be amended, restated or otherwise modified from time to time.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "Guaranties": Separate Guaranties given by the Guarantors in favor of the Agent and the Banks, as any of the same may be amended, restated or otherwise modified from time to time.

                  "Guarantors": Norstan Financial Services, Inc., a Minnesota corporation; Norstan Communications, Inc., a Minnesota corporation; Norstan International, Inc., a Minnesota corporation; Vibes Technologies, Inc., a Minnesota corporation; and Norstan Canada, Inc. a Minnesota corporation.

                  "Holding Account": A deposit account belonging to the Agent for the benefit of the Banks into which the Borrower may be required to make deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by the Borrower, with any amounts therein to be held for application toward any drawings made under any Letter of Credit. The Holding Account shall be a money market savings account or substantial equivalent (or other appropriate investment medium as the Borrower may from time to time request and to which the Agent in its sole discretion shall have consented) and shall bear interest in accordance with the terms of similar accounts held by the Agent for its customers.

                  "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

                  "Indebtedness": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business and not more than 90 days past due), (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person to the extent that such Contingent Obligations are or should be classified as liabilities on the balance sheet of such Person in accordance with GAAP.

                  "Interest Expense": For any period of determination, the aggregate consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Borrower and the Subsidiaries, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings and (c) net costs under interest rate protection agreements, but excluding the interest paid or accrued upon Indebtedness existing on the date hereof secured by NFS Lease Accounts or Norstan Canada Lease Accounts, in each case determined in accordance with GAAP.

                  "Interest Period": With respect to each Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided that:

                           (1) Any Interest Period that would otherwise end on a
                  day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                           (2) Any Interest Period that begins on the last
                  Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                           (3) Any Interest Period applicable to an Advance on a
                  Revolving Loan that would otherwise end after the Revolving Commitment Ending Date shall end on the Revolving Commitment Ending Date, and any Interest Period applicable to an Advance on a Term Loan that would otherwise end after the scheduled maturity of such Term Loan shall end on such maturity.

         Interest Periods shall be selected so that the installment payments on the Term Notes can be paid without having to pay a Eurodollar Rate Advance prior to the last day of the Interest Period applicable thereto. For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

                  "Inventory": With respect to any Person, goods held for sale or lease or to be furnished under contracts of service by such entity, raw materials, and work in process or materials used or consumed in the business of such Person.

                  "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Letter of Credit": Any irrevocable issued by the Agent pursuant to this Agreement for the account of the Borrower or a Guarantor.

                  "Letter of Credit Fee":  As defined in Section 2.10.

                  "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

                  "Loan":  A Revolving Loan or a Term Loan.

                  "Loan Documents": This Agreement, the Notes and the Security Documents.

                  "Majority Banks": As of any date of determination, such Banks, other than Defaulting Banks, holding at least 66.67% of the aggregate unpaid principal amount of the Notes, excluding Notes held by Defaulting Banks or, if no Loans are at the time outstanding hereunder, such Banks other than Defaulting Banks whose Total Percentages aggregate at least 66.67% of the Aggregate Revolving Outstandings (with Total Percentages being computed without reference to the Revolving Commitment Amounts of Defaulting Banks), provided that, if at any date of determination, there are two or fewer Banks, the "Majority Banks" shall constitute 100% of the Banks other than Defaulting Banks.

                  "Mandatory Debt Repayments": For any period of determination, the sum of (a) all required principal payments upon all Indebtedness of the Borrower or any Subsidiary (including all payments, without duplication, with respect to Capitalized Lease Obligations of the Borrower and the Subsidiaries, but excluding (x) any mandatory prepayments applied to the Term Loans under Section 2.6(d) and (y) payments upon Indebtedness existing on the date hereof secured by NFS Lease Accounts or Norstan Canada Lease Accounts and related leases, equipment and servicing arrangements), provided, that (i) for the fiscal quarters ending on or about July 31, 2002, October 31, 2002, January 31, 2003 and April 30, 2003, the required principal payments with respect to the Term Loan shall be assumed to be $4,000,000 for the four fiscal quarters then ended and (ii) for all periods, the required principal payments with respect to the Existing Loans shall be assumed to be zero.

                  "Multiemployer Plan": A multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

                  "NCI":  Norstan Communications, Inc.

                  "Net Proceeds": With respect to the sale or disposition of property, sale of capital stock and offering of debt securities by the Borrower or a Subsidiary, or other non-recurring event, an amount equal to (a) the cash (including deferred cash proceeds) and other consideration received by the Borrower or a Subsidiary in connection with such transaction or event, minus (b) the sum of (i) any closing costs or selling costs arising in connection with such sale or offering and (ii) any sales or income tax paid or payable by the Borrower in connection with such transaction or event (excluding any tax for which the Borrower is reimbursed by the purchaser).

                  "NFS": Norstan Financial Services, Inc., a Minnesota corporation.

                  "NFS Lease Account": An Account arising from a lease of Inventory by NFS.

                  "Norstan Canada": Norstan Canada, Ltd., a Canadian corporation.

                  "Norstan Canada Lease Account": An Account arising from a lease of Inventory by Norstan Canada.

                  "Note":  A Term Note or a Revolving Note.

                  "NNS Note": That certain Promissory Note to be made by NetWolves Acquisitions, Inc. in favor of the Borrower in the amount of $3,750,000.

                  "NNS Note Collateral": Collectively, (a) the NNS Note and the instruments and other agreements evidencing the NNS Note, and all interest, cash, instruments, agreements and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the NNS Note, (b) any and all collateral security now or hereafter securing all or any items of the NNS Note, and all agreements granting such security, and all rights, remedies, powers and privileges of NNS under all of the foregoing, and (c) all proceeds of any and all of the foregoing (including proceeds that constitute property of types described above in this definition).

                  "NNS Sale Agreement": That certain Stock Purchase Agreement dated as of January 30, 2002 between the Borrower, NetWolves Corporation, a New York corporation and NetWolves Acquisitions, Inc., a Delaware corporation.

                  "Obligations": The Borrower's obligations in respect of the due and punctual payment of principal and interest (including, without limitation and to the extent permitted by law, interest accruing after the commencement of a case by or against the Borrower under the United States Bankruptcy Code) on the Notes and Unpaid Drawings when and as due, whether by acceleration or otherwise and all fees (including Unused Revolving Commitment Fees and Letter of Credit Fees), expenses, indemnities, reimbursement and other obligations of the Borrower under this Agreement, any other Borrower Loan Document, and any letter of credit application and reimbursement agreement executed and delivered by the Borrower to U.S. Bank in connection with the issuance of any Letter of Credit, in all cases whether now existing or hereafter arising or incurred.

                  "Operating Lease": A lease of (or other agreement conveying the right to use) real or personal property classified as an operating lease in accordance with GAAP.

                  "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

                  "Permitted Acquisition": Any Acquisition by the Borrower or any Subsidiary of the stock or assets of Persons conducting businesses in the same general line of business as the Borrower, so long as (a) the Agent is notified of such Acquisition not less than 15 days prior to the proposed consummation thereof and is provided with such information as the Agent may request on the acquired business, (b) both before and after giving effect to such Acquisition, no Default or Event of Default will have occurred and be continuing, (c) without limiting the generality of clause (b) above, after giving effect to any additional Revolving Loans to finance such Acquisition, the Borrowing Base Availability will not be less than $5,000,000, (d) the Borrower demonstrates to the satisfaction of the Majority Banks pro forma compliance with Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 for the first four fiscal quarters ending after the closing of such Acquisition, (e) concurrently with the consummation of such Acquisition, the Agent shall have received the documents specified in
         Section 5.14, and (f) after giving effect to such Acquisition, the total consideration paid by the Borrower in connection with all Permitted Acquisitions completed during the four fiscal quarters preceding such Acquisition does not exceed the Permitted Acquisition Limit. For purposes of the foregoing, (a) "total consideration" shall mean, without duplication, cash or other consideration paid, the fair market value of property or stock exchanged (or the face amount, if preferred stock), the total amount of any deferred payments or purchase money debt, all Indebtedness incurred to the seller, and the total amount of any Indebtedness or other acquisition-related obligations (including, without limitation, obligations pursuant to non-compete or consulting arrangements) assumed or undertaken in such transactions and
         (b) "pro forma" means such financial covenants shall be calculated after giving effect to such Acquisition and any Indebtedness and Capitalized Lease Obligations incurred or assumed in connection therewith from any source (including any additional Revolving Loans to finance such Acquisition).

                  "Permitted Acquisition Limit": With respect to any proposed Acquisition, (a) $2,500,000, if the pro forma Cash Flow Leverage Ratio (calculated in the manner set forth in the definition of Permitted Acquisition) is greater than or equal to 1.50 to 1.00 and (b) $5,000,000, if the pro forma Cash Flow Leverage Ratio (calculated in the manner set forth in the definition of Permitted Acquisition) is less than 1.50 to 1.00.

                  "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in
         Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

                  "Pledge Agreements": Collectively, the separate Pledge Agreements of the Borrower, Norstan Canada, NCI and Norstan International, Inc. pursuant to which the Agent has been granted, for the benefit of the Banks, a security interest in the capital stock (or the equivalent) of certain direct and indirect Subsidiaries of the Borrower, as any of the same may be amended, supplemented, extended, restated or otherwise modified from time to time.

                  "Primary Distribution Facilities": The primary distribution facilities of the Borrower and the Subsidiaries described on Schedule 1.1A.

                  "Prime Rate": The rate of interest from time to time publicly announced by the Agent as its "prime rate." The Agent may lend to its customers at rates that are at, above or below the Prime Rate. For purposes of determining any interest rate hereunder or under the Note which is based on the Prime Rate, such interest rate shall change as and when the Prime Rate changes.

                  "Prime Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Prime Rate.

                  "Prohibited Transaction": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

                  "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws, regulations, guidelines or orders or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Bank under any federal, state or foreign laws, regulations, guidelines or orders (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with
         Section 412(d) of the Code.

                  "Restricted Payments": With respect to the Borrower, collectively, all dividends or other distributions of any nature (cash, securities other than common stock of the Borrower, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by the Borrower, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

                  "Revolving Commitment": With respect to a Bank, the agreement of such Bank to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed such Bank's Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Revolving Commitment Amount": With respect to a Bank, initially the amount set opposite such Bank's name on Schedule 1.1B hereto (as such Schedule may from time to time be amended) as its Revolving Commitment Amount, but as the same may be from time to time increased or reduced as provided by Sections 2.6(e) or 2.8.

                  "Revolving Commitment Ending Date":  As defined in Section
         2.14.

                  "Revolving Commitment Percentage": With respect to any Bank, the percentage equivalent of a fraction, the numerator of which is the Revolving Commitment Amount of such Bank and the denominator of which is the Aggregate Revolving Commitment Amounts.

                  "Revolving Loan":  As defined in Section 2.1.

                  "Revolving Loan Date": The date of the making of any Revolving Loans hereunder.

                  "Revolving Note": A promissory note of the Borrower in the form of Exhibit B hereto.

                  "Revolving Outstandings": As of any date of determination with respect to any Bank, the sum of (a) the aggregate unpaid principal balance of Advances outstanding under such Bank's Revolving Note on such date, (b) an amount equal to the aggregate stated amount of each Letter of Credit multiplied by such Bank's Revolving Commitment Percentage, and (c) an amount equal to the aggregate amount of Unpaid Drawings on such date (after applying any funds held in the Holding Account to the payment thereof) multiplied by such Bank's Revolving Commitment Percentage.

                  "Revolving Outstandings Percentage": As of any date of determination with respect to any Bank, the percentage equivalent of a fraction the numerator of which is the Revolving Outstandings of such Bank on such date and the denominator of which is the Aggregate Revolving Outstandings on such date.

                  "Security Agreements": Collectively, the separate Security Agreements of the Borrower and the Guarantors pursuant to which the Agent is granted, for the benefit of the Banks, a security interest in the personal property described therein, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, each in form and substance satisfactory to the Agent.

                   "Security Documents": The Guaranties, the Security Agreements, the Pledge Agreements, any collateral assignment documents executed and delivered by the Borrower or any Subsidiary in any registered intellectual property and any other documents or instruments executed and delivered by any Person to secure or guaranty all or any part of the Obligations.

                  "Subordination Agreement (Norstan Canada)": Subordination Agreement dated concurrently herewith given by Norstan Canada in favor of the Banks, as the same may be amended, restated or otherwise modified from time to time.

                  "Subordinated Debt": The indebtedness of the Borrower to Norstan Canada which is subordinated to the Obligations pursuant to the Subordination Agreement (Norstan Canada) and any other Indebtedness of the Borrower or any Subsidiary, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (a) that Majority Banks have approved in writing prior to the creation of such Indebtedness, or (b) as to any Indebtedness of the Borrower or any Subsidiary existing on the date of this Agreement, that Majority Banks have approved as Subordinated Debt a writing delivered by Majority Banks to the Borrower on or prior to the Closing Date.

                  "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

                  "Tangible Net Worth": As of any date of determination, the sum of (a) the amounts set forth on the consolidated balance sheet of the Borrower as the sum of the common stock, preferred stock, additional paid-in capital, retained earnings, unamortized cost of stock and foreign currency translation adjustments of the Borrower (excluding treasury stock), less (b) the book value of all assets of the Borrower and its Subsidiaries that would be treated as intangibles under GAAP, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by the Borrower or any of its Subsidiaries over the book value of such assets.

                  "Termination Date": The earliest of (a) the Revolving Commitment Ending Date, (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amounts are reduced to zero pursuant to
         Section 2.8 hereof.

                  "Term Loan":  As defined in Section 2.1.

                  "Term Loan Commitment": With respect to a Bank, the agreement of such Bank to make a Term Loan to the Borrower in an amount equal to such Bank's Term Loan Commitment Amount upon the terms and subject to the conditions of this Agreement.

                   "Term Loan Commitment Amount": With respect to a Bank, the amount set opposite such Bank's name on Schedule 1.1B as its Term Loan Commitment Amount.

                  "Term Loan Percentage": With respect to any Bank, the percentage equivalent of a fraction, the numerator of which is the amount of the Term Loan Commitment Amount of such Bank and the denominator of which is the sum of the Term Loan Commitment Amounts of all the Banks.

                  "Term Note": A promissory note of the Borrower in the form of Exhibit C hereto.

                  "Total Interest-bearing Debt": At the time of any determination, the amount, on a consolidated basis, of all Indebtedness of the Borrower for borrowed money or the deferred purchase price of property, or which bears interest on such date, after elimination of intercompany transactions, as determined in accordance with GAAP.

                  "Total Percentage": With respect to any Bank, the percentage equivalent of a fraction, the numerator of which is the sum of the Revolving Commitment Amount of such Bank (or, if the Revolving Commitments have been terminated, the Revolving Outstandings of such
         Bank), the outstanding Term Loan of such Bank and the denominator of which is the sum of the Aggregate Revolving Commitment Amounts (or, if the Revolving Commitments have terminated, the Aggregate Revolving Outstandings) and the outstanding Term Loans of all the Banks.

                  "Unpaid Drawing":  As defined in Section 2.7(b).

                  "Unpaid Drawing Repayment Loan":  As defined in Section 2.15.

                  "Unused Revolving Commitment": With respect to any Bank as of any date of determination, the amount by which such Bank's Revolving Commitment Amount exceeds such Bank's Revolving Outstandings on such date.

                  "Unused Revolving Commitment Fees":  As defined in Section
         2.9.

                  "U.S. Bank": U.S. Bank National Association, in its individual corporate capacity.

     SECTION 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and Majority Banks agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

     SECTION 1.3 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

     SECTION 1.4 OTHER DEFINITIONAL TERMS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II
                         TERMS OF THE CREDIT FACILITIES

     SECTION 2.1 LENDING COMMITMENTS; PURPOSES. On the terms and subject to the conditions hereof, each Bank severally agrees to make the following lending facilities available to the Borrower:

          (a) Revolving Loans. Each Bank severally shall make available a revolving credit facility available as loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Aggregate Revolving Outstandings to exceed the lesser of Aggregate Revolving Commitment Amounts or the Borrowing Base.

          (b) Term Loans. Upon the Closing Date, each Bank shall make available to the Borrower a term loan (each being a "Term Loan" and, collectively, the "Term Loans") in an amount by such Bank equal to its Term Loan Commitment Amount.

     SECTION 2.2 PROCEDURE FOR LOANS; NOTES.

          (a) Revolving Loans.

               (i) Any request by the Borrower for Revolving Loans hereunder shall be in writing, or by telephone promptly confirmed in writing or by facsimile transmission, and must be given so as to be received by the Agent not later than 1:00 P.M. (Minneapolis time) two Eurodollar Business Days prior to the requested Revolving Loan Date (which shall be a Business Day) if the Revolving Loans (or any portion thereof) are requested as Eurodollar Rate Advances and not later than 1:00 P.M. (Minneapolis time) on the requested Revolving Loan Date if the Revolving Loans are requested as Prime Rate Advances. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans the applicable conditions specified in Article III have been and will be satisfied. Each request for Revolving Loans hereunder shall specify
          (i) the requested Revolving Loan Date, (ii) the aggregate amount of Revolving Loans to be made on such date, which shall be in a minimum amount of $200,000 or, if more, an integral multiple of $100,000,
          (iii) whether such Revolving Loans are to be funded as Prime Rate Advances or Eurodollar Rate Advances, (iv) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto, (v) a calculation acceptable to the Agent of the availability under the Borrowing Base on the requested Revolving Loan Date, after giving effect to the requested Revolving Loans, and (vi) if such Revolving Loans are to be Unpaid Drawing Repayment Loans, the Unpaid Drawing or Unpaid Drawings which are to be repaid with the proceeds of such Unpaid Drawing Repayment Loans. Without in any way limiting the Borrower's obligation to confirm in writing any telephone request for Revolving Loans hereunder, the Agent may rely on any such request which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephone request, absent gross negligence or willful misconduct on the part of the Agent. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's ratable share (based on such Bank's Revolving Commitment Percentage) of the requested Revolving Loans. On the date of the requested Revolving Loans, each Bank shall provide its share of the requested Revolving Loans to the Agent in Immediately Available Funds not later than 4:00 P.M. (Minneapolis time). Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 5:00 P.M. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans. If the Agent has made a Revolving Loan to the Borrower on behalf of a Bank but has not received the amount of such Revolving Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the Federal Funds Rate from the date of such Revolving Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Revolving Loan (provided, however, that the Agent shall not make any Revolving Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Revolving Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Revolving Loan, the Agent shall be entitled to recover such Revolving Loan, with interest thereon at the rate then applicable to such Revolving Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Revolving Loan in question accruing from the date the Agent made such Revolving Loan. The Borrower shall provide to the Agent each Business Day, by not later than 4:00 P.M. (Minneapolis time) on such Business Day, a reconciliation in writing or by telecopier showing (i) the total amount of Revolving Loans on such day, (ii) whether such Revolving Loans constituted Unpaid Drawing Repayment Loans, and (iii) in the case of Unpaid Drawing Repayment Loans, the Unpaid Drawing or Unpaid Drawings repaid with the proceeds of such Unpaid Drawing Repayment Loans. The Agent shall provide copies of such reconciliation to the Banks on a monthly basis.

               (ii) Whenever any Unpaid Drawing exists for which there are not then funds in the Holding Account to cover the same and with respect to which the Agent has not otherwise received a request from the Borrower for Unpaid Drawing Repayment Loans pursuant to Section 2.2(a), the Borrower shall nevertheless, be deemed to have requested the Banks to make Unpaid Drawing Repayment Loans to pay such Unpaid Drawing and the Agent shall give the other Banks notice to that effect, specifying the amount of such Unpaid Drawing and the amount of the Unpaid Drawing Repayment Loan to be made by such Bank with respect thereto, in which event each Bank is authorized (and the Borrower does here so authorize each Bank) to, and shall, make an Unpaid Drawing Repayment Loan to the Borrower in an amount equal to such Bank's Revolving Commitment Percentage of the balance of the Unpaid Drawing which remains unpaid after applying any funds in the Holding Account to the payment thereof. The Agent shall notify each Bank by 1:00 P.M. (Minneapolis time) on the date such Unpaid Drawing occurs of the amount of the Unpaid Drawing Repayment Loan to be made by such Bank.

          Notices received after such time shall be deemed to have been received on the next Business Day. Each Bank shall then make such Unpaid Drawing Repayment Loan (regardless of noncompliance with the applicable conditions precedent specified in Article III hereof and regardless of whether an Event of Default then exists) and each Bank shall provide the Agent with the proceeds of such Unpaid Drawing Repayment Loan in Immediately Available Funds, at the office of the Agent, not later than 4:00 P.M. (Minneapolis time) on the day on which such Bank received such notice (or, in the case of notices received after 1:00 P.M., Minneapolis time, is deemed to have received such notice). The Agent shall apply the proceeds of such Unpaid Drawing Repayment Loans directly to reimburse itself for such Unpaid Drawing. If any portion of any such amount paid to the Agent is recovered by or on behalf of the Borrower from the Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared between and among the Banks in the manner contemplated by Section 8.11 hereof. If at the time the Banks make funds available to the Agent pursuant to the provisions of this Section, the applicable conditions precedent specified in Article III shall not have been satisfied, the Borrower shall pay to the Agent for the account of the Banks interest on the funds so advanced at a floating rate per annum equal to the sum of the Prime Rate plus the Applicable Margin for Revolving Loans plus two percent (2.00%).

          (b) Term Loans. Not later than 1:00 P.M. Minneapolis time) two Eurodollar Business Days prior to the requested Closing Date if the Term Loans are requested as Eurodollar Rate Advances and not later than 1:00 P.M. (Minneapolis time) one Business Day prior to the requested Closing Date if the Term Loans are requested as Prime Rate Advances, the Borrower shall deliver to the Agent a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrower that on the Closing Date and after giving effect to the Term Loans the applicable conditions specified in Article III have been and will be satisfied. Such notice of borrowing shall specify (i) the requested Closing Date, (ii) whether such Term Loans are to be funded as Eurodollar Rate Advances or Prime Rate Advances, and (iii) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent shall promptly notify each Bank of the receipt of such notice and the matters specified therein. On the requested Closing Date, each Bank shall provide to the Agent the amount of such Bank's Term Loan in Immediately Available Funds not later than 1:00 P.M., Minneapolis time. Unless the Agent determines that any applicable condition specified in
     Article III has not been satisfied, the Agent will make the proceeds of the Term Loans available to the Borrower at the Agent's main office on the requested date.

          (c) Conversions and Continuations. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Prime Rate Advances or Eurodollar Rate Advances or to continue a Eurodollar Rate Advance as such; provided, however, that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and, at the option of the Majority Banks, no Advance may be made as, converted to or continued as a Eurodollar Rate Advance if a Default or an Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances only in an amount equal to $200,000 or an integral multiple of $200,000 in excess thereof. The Borrower shall give the Bank written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Bank not later than 1:00 P.M. (Minneapolis time) two Eurodollar Business Days prior to the date of the requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and not later than 1:00 p.m. (Minneapolis time) on the date of the requested conversion to Prime Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the current Interest Period for any continuation or conversion of Eurodollar Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Eurodollar Rate Advances, and (iii) a Business Day in the case of conversions to Prime Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Bank of the continuation of any Eurodollar Rate Advance within the time required by this Section, such Advance shall, at any time after the last day of the Interest Period applicable thereto, at the option of the Agent (a) automatically be converted into a Prime Rate Advance of the same principal amount or (b) automatically be continued as a Eurodollar Rate Advance having an Interest Period selected by the Agent. Notwithstanding anything to the contrary in the this Agreement, the Borrower will not permit there to be more than (a) five different Interest Periods for Term Loans constituting Eurodollar Rate Advances in effect at any one time and (b) five different Interest Periods for Revolving Loans constituting Eurodollar Rate Advances in effect at any time.

     SECTION 2.3 NOTES. The Revolving Loans of each Bank shall be evidenced by a single Revolving Note payable to the order of such Bank in a principal amount equal to such Bank's Revolving Commitment Amount originally in effect plus such Bank's ratable amount of the conditional increase of the Revolving Commitment Amounts contemplated by Section 2.6(e). The Term Loan of each Bank shall be evidenced by a Term Note payable to the order of such Bank in the principal amount equal to such Bank's Term Loan Commitment Amount. Each Bank shall enter in its ledgers and records the amount of its Term Loan and each Revolving Loan, the various Advances made and the payments made thereon, and each Bank is authorized by the Borrower to enter on a schedule attached to its Term Note or Revolving Note, as appropriate, a record of such Term Loan, Revolving Loans, Advances and payments; provided, however that the failure by any Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Notes, and, in all events (a) the principal amounts owing by the Borrower in respect of the Revolving Notes shall be the aggregate amount of all Revolving Loans made by the Banks less all payments of principal thereof made by the Borrower and (b) the principal amount owing by the Borrower in respect of the Term Notes shall be the aggregate amount of all Term Loans made by the Banks less all payments of principal thereof made by the Borrower.

     SECTION 2.4 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Interest shall accrue and be payable on the Loans as follows:

          (a) Subject to paragraph (c) below, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

          (b) Subject to paragraph (c) below, each Prime Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Prime Rate, plus (ii) the Applicable Margin.

          (c) Upon the occurrence of any Event of Default, each Advance shall, at the option of the Majority Banks, bear interest until paid in full (i) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (ii) otherwise, at a rate per annum equal to the sum of (A) the Prime Rate, plus (B) the Applicable Margin for Prime Rate Advances, plus (C) 2.0%.

          (d) Interest shall be payable (i) with respect to each Eurodollar Rate Advance having an Interest Period of three months or less, on the last day of the Interest Period applicable thereto; (ii) with respect to any Eurodollar Rate Advance having an Interest Period greater than three months, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of three months duration been applicable to such Advance; (iii) with respect to any Prime Rate Advance, on the last day of each month; (iv) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (v) with respect to all Advances, on the Termination Date; provided that interest under Section 2.4(c) shall be payable on demand.

     SECTION 2.5 REPAYMENT; PAYMENT TO HOLDING ACCOUNT.

          (a) Revolving Loans. The Revolving Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

          (b) Term Loan. The principal of the Term Loan shall be due and payable
     (a) in installments of $1,000,000 due and payable on each of October 25, 2002, January 24, 2003, April 30, 2003, August 1, 2003, October 31, 2003,
     January 30, 2004, April 30, 2004 and July 30, 2004 and (b) a final installment in the amount of all remaining principal of and interest upon the Term Loan due and payable on October 29, 2004, provided, however, that
     (y) any installment of principal due on any date specified above shall be reduced by any prepayments of principal applied to such installment pursuant to this Agreement and (z) if the aggregate principal amount outstanding under the Term Loan as of the date any principal payment is due is less than the amount specified for such date above, then the principal amount payable on such date shall be such amount outstanding.

          (c) Payment to Holding Account. The Borrower shall pay to the Holding Account on the Termination Date an amount equal to the aggregate face amount of the Letters of Credit.

     SECTION 2.6 MANDATORY AND OPTIONAL PREPAYMENTS.

          (a) Optional Prepayments. The Borrower may prepay Prime Rate Advances, in whole or in part, at any time, without premium or penalty. Except upon an acceleration following an Event of Default or upon termination of the Revolving Commitment in whole, the Borrower may pay Eurodollar Rate Advances only on the last day of the Interest Period applicable thereto. Any such prepayment must, in the case of a Eurodollar Rate Advance, be accompanied by accrued and unpaid interest on the amount prepaid. Each prepayment shall be in an aggregate amount of (i) $200,000 or an integral multiple of $200,000 in excess thereof, in the case of any prepayment of Revolving Loans and (ii) $250,000 or an integral multiple of $250,000, in the case of any prepayment of Term Loans. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitment in whole) or prepaid on Revolving under this Section 2.6 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts paid or prepaid on the Term Loans may not be reborrowed. Amounts paid or prepaid on the Loans under this Section 2.6 shall be for the account of each Bank in proportion to its share of Loans being prepaid. Any prepayments of the Term Loans made pursuant to Section 2.6(a) shall be applied to the unpaid installments upon the Term Loan in inverse order of their maturities, provided that, with respect to any particular prepayment, the Borrower may give written notice to the Banks that such prepayment shall be applied to the principal installments of the Term Loan in order of their maturities and, so long as no Event of Default is then continuing, the Banks shall apply such prepayment in such manner.

          (b) Mandatory Prepayment of Revolving Loans. If at any time the Aggregate Revolving Outstandings exceed the Aggregate Revolving Commitment Amounts (including but not limited to any excess caused by a reduction in the Revolving Commitment Amounts pursuant to Sections 2.6(e) or 2.8 hereof), the Borrower shall repay the Revolving Notes in an aggregate amount equal to such excess, which prepayment shall be apportioned among the Banks' Revolving Notes in accordance with their respective Revolving Outstandings Percentages.

          (c) Mandatory Prepayments Due to Certain Transactions. At any time during the continuation of any Default or Event of Default, immediately upon the receipt thereof by the Borrower or any Subsidiary, the Borrower shall prepay the Loans in an aggregate amount of 100% of the Net Proceeds received in cash by the Borrower or any Subsidiary as a result of any public or private sale or offering by the Borrower of its capital stock .

          (d) Application of Certain Prepayments. Any prepayments made pursuant to Section 2.6(c), and any amounts received by the Agent upon the NNS Note Collateral pursuant to Section 5.13, shall in each case be applied in the following order by the Agent to the Loans ratably to each Bank according to its Revolving Commitment Percentage or Term Loan Percentage, as applicable:
     (x) first, to the unpaid principal installments upon the Term Loan in inverse order of their maturities, (y) second, to the unpaid principal balance of the Revolving Loans (other than reimbursement obligations with respect to letters of credit), and (z) third, to the Holding Account in the amount of the aggregate face amount of the Letters of Credit.

          (e) Permanent Reduction and Conditional Increase of Revolving Commitments. The Revolving Commitment Amounts that are from time to time in effect shall be reduced ratably by any prepayments made by the Borrower under Section 2.6(c) that are applied to the Revolving Loans or paid to the Holding Account pursuant to Section 2.6(d). Further, if the Term Loan is paid or prepaid under this Agreement so that the unpaid balance of the Term Loan is not more than $5,000,000, then, so long as no Default or Event of Default is then continuing, the Borrower shall have the one-time option (exercisable upon 5 Business Days' written notice to the Banks given at any time after the Term Loans have been so paid or prepaid) to increase ratably the Revolving Commitment Amounts which are then in effect by $4,000,000. Upon the effective date of an increase in the Revolving Commitment Amounts in the manner set forth in this Section, the Agent shall deliver to the Borrower and each Bank a revised Schedule 1.1B reflecting the increased Revolving Commitment Amounts.

          (f) Borrowing Base Deficiency. If at any time a Borrowing Base Deficiency exists, the Borrower shall immediately pay on the principal of the Revolving Loans an amount equal to such Borrowing Base Deficiency. Amounts paid on the Revolving Loans under this Section 2.6(f) shall be for the account of each Bank in proportion to its share of outstanding Revolving Loans. If, after paying all outstanding Revolving Loans, a Borrowing Base Deficiency still exists, the Borrower shall pay into the Holding Account an amount equal to the amount of the remaining Borrowing Base Deficiency.

     SECTION 2.7 ISSUANCE AND RENEWAL OF LETTERS OF CREDIT; DRAWINGS; REPAYMENTS; BANK PARTICIPATIONS.

          (a) The Letters of Credit. Subject to Section 2.7(f) and the other terms and conditions of this Agreement, the Agent agrees to issue Letters of Credit for the account of the Borrower from time to time prior to the Termination Date in such amounts as the Borrower shall request; provided, however, that:

               (i) No Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause either (A) the Aggregate Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts or (ii) the sum of the Unpaid Drawings under the Letters of Credit plus the aggregate amount available to be drawn under the Letters of Credit (including such Letter of Credit) to exceed $8,000,000;

               (ii) No Letter of Credit shall have a stated available amount of less than $50,000; and

               (iii) Without the prior written consent of all of the Banks, no Letter of Credit shall expire later than 365 days after the date of issuance thereof.

          (b) Repayment. In the event of any drawing on any Letter of Credit, the Borrower shall reimburse U.S. Bank for such drawing by 12:00 noon (Minneapolis time) on the day such drawing is honored by U.S. Bank. Any amount by which the Borrower has failed to reimburse U.S. Bank for the full amount of such drawing under the Letter of Credit by 12:00 noon (Minneapolis time) on the date U.S. Bank honored such drawing, until reimbursed from the proceeds of Unpaid Drawing Repayment Loans or out of funds available in the Holding Account, is an "Unpaid Drawing."

          (c) Participations. Each Bank hereby purchases, and U.S. Bank hereby sells to each Bank, an undivided fractional risk participation interest, equal to such Bank's Revolving Percentage of each Letter of Credit, in all drawings (including Unpaid Drawings) made and honored under each Letter of Credit, in U.S. Bank's reimbursement rights with respect to drawings (including Unpaid Drawings) made and honored under each Letter of Credit (as set forth herein and in any letter of credit application and reimbursement agreement form executed by the Borrower in favor of U.S. Bank in connection with the issuance of each Letter of Credit). Upon receipt of the notice given by the Agent pursuant to Section 2.2(b) hereof, each Bank shall pay to U.S. Bank its pro rata share, based on its Revolving Commitment Percentage, of any Unpaid Drawing, less the amount, if any, of the Unpaid Drawing Repayment Loan made by such Bank with respect to such Unpaid Drawing, by not later than 3:00 p.m. (Minneapolis time) on the day on which such Bank received such notice (or, in the case of notices received after 1:00 p.m., Minneapolis time, is deemed to have received such notice). If U.S. Bank has not received such participation payment from such Bank by the time required in the preceding sentence such Bank shall pay interest to U.S. Bank at the Federal Funds Rate on the amount of such participation payment from the date on which such notice was received or was deemed to have been received, as the case may be, to the date such participation payment is received by U.S. Bank, such interest to be payable with the remittance of such participation payment by such Bank. If U.S. Bank does not receive such participation payment from such Bank by the next Business Day after the date such notice was given (or was deemed given) by U.S. Bank to such Bank, U.S. Bank shall be entitled to receive interest on such participation payment at the Federal Funds Rate, without prejudice to U.S. Bank's rights against such Bank. The obligations of each Bank to make payment to U.S. Bank of such Bank's participation payments with respect to Unpaid Drawings pursuant to this Section 2.7(c), and U.S. Bank's right to receive the same, shall be absolute and unconditional under any and all circumstances and irrespective of any rights of setoff, counterclaim, withholding, reduction or other defense to payment which any Bank may have or have had against U.S. Bank, the Borrower or any other Person.

          (d) Indemnification of U.S. Bank. To the extent that U.S. Bank is not reimbursed or indemnified by the Borrower or to the extent that any amounts so received by U.S. Bank are required to be returned to the Borrower or any statutory representative of the Borrower for any reason whatsoever, each other Bank will reimburse and indemnify U.S. Bank on demand for and against its pro rata share, based on its Revolving Commitment Percentage, of the amount of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against U.S. Bank in its capacity as such, acting pursuant hereto or in any way relating to or arising out of this Agreement, any Letter of Credit, or any action taken or omitted to be taken by U.S. Bank under this Agreement or any Letter of Credit, including, without limitation, any amounts (herein called "Disgorgement Amounts") received by U.S. Bank from or on behalf of the Borrower in reimbursement of an Unpaid Drawing which are rescinded in whole or in part or which U.S. Bank may be otherwise required to pay or repay in whole or in part to the Borrower, any statutory representative of the Borrower or creditors of the Borrower acting as such statutory representative; provided, however, that except with respect to Disgorgement Amounts, as to which the liability of each Bank to reimbursement and indemnify U.S. Bank in accordance with its Revolving Commitment Percentage shall be absolute and unconditional under all circumstances whatsoever, no other Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from U.S. Bank's own gross negligence or willful misconduct. The obligations of the Banks to U.S. Bank under this
     Section 2.7(d) shall survive the termination of this Agreement and the expiration of any Letter of Credit. Nothing in this Section 2.7(d) shall be deemed to prejudice the right of any Bank to recover from U.S. Bank any amounts paid by such Bank to U.S. Bank pursuant to this Section 2.7(d) in the event that it is determined by a court of competent jurisdiction that the payment with respect to any Letter of Credit by U.S. Bank, in respect of which payment was made by such Bank, constituted gross negligence or willful misconduct on the part of U.S. Bank.

          (e) Obligations Absolute. The obligation of the Borrower under Section 2.7(b) to repay U.S. Bank for any amount drawn on any Letter of Credit and to repay the Banks for any Unpaid Drawing Repayment Loans shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (i) Any lack of validity or enforceability of any Letter of Credit;

               (ii) The existence of any claim, setoff, defense or other right which the Borrower may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Agent or any Bank or any other Person, whether in connection with any Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

               (iii) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

         Neither the Agent nor any Bank nor officers, directors or employees of any thereof shall be liable or responsible for, and the obligations of the Borrower to the Agent and the Banks shall not be impaired by:

                         (A) The use which may be made of any Letter of Credit
                    or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

                         (B) The validity, sufficiency or genuineness of
                    documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                         (C) The acceptance by the Agent of documents that
                    appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

                         (D) Any other action of the Agent in making or failing
                    to make payment under any Letter of Credit if in good faith and in conformity with U.S. or foreign laws, regulations or customs applicable thereto.

     Notwithstanding the foregoing, the Borrower shall have a claim against U.S. Bank, and U.S. Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the U.S. Bank's own willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

          (f) Procedures for Letters of Credit. Each request for an Letter of Credit shall be made by the Borrower in writing, by facsimile transmission or electronic conveyance received by the Agent by 2:00 P.M., Minneapolis time, on a Business Day which is not less than one Business Day preceding the requested date of issuance (which shall also be a Business Day). Each request for an Letter of Credit shall be deemed a representation by the Borrower that on the date of issuance of such Letter of Credit and after giving effect thereto the applicable conditions specified in Article III have been and will be satisfied. The Agent may require that such request be made on such letter of credit application and reimbursement agreement form as the Agent may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officers of the Borrower making such request. The Agent shall promptly notify the other Banks of the receipt of the request and the matters specified therein. On the date of each issuance of an Letter of Credit the Agent shall send notice to the other Banks of such issuance, accompanied by a copy of the Additional Letter or Letters of Credit so issued. Letters of Credit shall be issued in support of obligations of the Borrower and the Subsidiaries under performance and surety bond incurred in the ordinary course of business.

     SECTION 2.8 OPTIONAL REDUCTION OF REVOLVING COMMITMENT AMOUNTS OR TERMINATION OF REVOLVING COMMITMENTS. The Borrower may, at any time, upon not less than three Business Days prior written notice to the Banks, reduce the Revolving Commitment Amounts, ratably, with any such reduction in a minimum aggregate amount for all the Banks of $1,000,000, or, if more, in an integral multiple of $1,000,000; provided, however, that the Borrower may not at any time reduce the Aggregate Revolving Commitment Amounts below the Aggregate Revolving Outstandings. The Borrower may, at any time when no Letters of Credit is outstanding, upon not less than three Business Days prior written notice to the Banks, terminate the Revolving Commitments in their entirety. Upon termination of the Revolving Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the full amount of all outstanding Advances, all accrued and unpaid interest thereon, all unpaid Unused Revolving Commitment Fees accrued to the date of such termination, and all other unpaid obligations of the Borrower to the Agent and the Banks hereunder and shall pay into the Holding Account an amount equal to the aggregate face amount of the Letters of Credit.

     SECTION 2.9 UNUSED REVOLVING COMMITMENT FEES. The Borrower shall pay to the Agent for the account of each Bank, in arrears at the end of each fiscal quarter of the Borrower, fees (the "Unused Revolving Commitment Fees") in an equal to the Applicable Margin for Unused Revolving Commitment Fees (on a per annum basis) of the average daily Unused Revolving Commitment of such Bank for the period from the Closing Date to the Termination Date. Such Unused Revolving Commitment Fees are payable fiscal quarterly in arrears on each January 31, April 30, July 31 and October 31 and on the Termination Date.

     SECTION 2.10 LETTER OF CREDIT FEES.

          (a) For each Letter of Credit issued, the Borrower shall pay to the Agent for the account of the Banks, in advance on the date of issuance, a fee (a "Letter of Credit Fee") in an amount determined by applying a per annum rate of equal to the Applicable Margin for Eurodollar Rate Advance in effect on such date to the original face amount of the Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Letter of Credit. Notwithstanding the forgoing, if any Letter of Credit is cancelled, or is drawn, prior to the earlier of the Termination Date or expiration date thereof (and any such draw does not give rise to an Unpaid Draw that is not satisfied with the proceeds of a Revolving Loan), then, so long as no Event of Default is then continuing, each Bank shall severally refund to the Borrower a portion of the Letter of Credit Fee previously paid to such Bank by the Borrower with respect to such Letter of Credit equal to the product of (i) the amount of the Letter of Credit Fee paid to such Bank with respect to such Letter of Credit multiplied by (ii) a fraction, the numerator of which is the number of days between (but not including) the day the such Letter of Credit is cancelled or so drawn and the scheduled expiration date of such Letter of Credit and the denominator of which is the number of days between (but not including) the date of the issuance of such Letter of Credit and the scheduled expiration date of such Letter of Credit. Each Bank may set off any refund of the Letter of Credit Fees contemplated by the forgoing sentence against any amounts due and payable to such Bank on the date such refund is payable.

          (b) In addition to the Letter of Credit Fee, the Borrower shall pay to U.S. Bank (i) upon issuance of each Letter of Credit issued from and after the Closing Date, for the account of U.S. Bank a "fronting fee" in the amount of 0.125% times the amount available to be drawn upon such Letter of Credit and (ii) for the account of U.S. Bank, on demand, all issuance, amendment, drawing and other fees regularly charged by the U.S. Bank to its letter of credit customers and all out-of-pocket expenses incurred by U.S. Bank in connection with the issuance, amendment, administration or payment of any Letter of Credit.

     SECTION 2.11 COMPUTATION. Unused Revolving Commitment Fees and interest on Loans shall be computed on the basis of actual days elapsed and a year of 360 days.

     SECTION 2.12 FEE LETTER. The Borrower shall pay to the Agent fees in accordance with the terms of a letter agreement between the Borrower and the Agent concerning such fees. The Agent may separately agree with any Bank to pay a portion of such fees to such Bank, but shall not be obligated to pay such portion to such Bank unless and until the same is received from the Borrower.

     SECTION 2.13 PAYMENTS. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Agent or the Banks shall be made without setoff or counterclaim in Immediately Available Funds not later than 1:00 P.M. (Minneapolis time) on the dates called for under this Agreement and the Notes to the Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Bank its ratable share of each such payment of principal, interest, Unused Revolving Commitment Fees and Letter of Credit Fees received by the Agent for the account of the Banks. Whenever any payment to be made hereunder or on the Revolving Notes or Term Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

     SECTION 2.14 REVOLVING COMMITMENT ENDING DATE. The "Revolving Commitment Ending Date" is June 28, 2004.

     SECTION 2.15 USE OF LOAN PROCEEDS. The Term Loan shall continue a portion (equal to the principal amount of such Loan) of the Borrower's Existing Loans outstanding under the Existing Credit Agreement. The initial Revolving Loans shall be used to refinance the Existing Loans and to pay the fees, costs and expenses of the Agent and the Banks payable pursuant to this Agreement. The proceeds of any subsequent Revolving Loans shall be used for (i) repayment to U.S. Bank of Unpaid Drawings (any such Revolving Loan being also referred to herein as an "Unpaid Drawing Repayment Loan") and (ii) other general corporate purposes of the Borrower. No part of the proceeds of any Loans shall be used, directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     SECTION 2.16 INTEREST RATE NOT ASCERTAINABLE, ETC. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, any Bank determines (which determination shall be conclusive and binding, absent error) that:

          (a) deposits in dollars (in the applicable amount) are not being made available to such Bank in the relevant market for such Interest Period, or

          (b) the Adjusted Money Market Rate or the Adjusted Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to such Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period, such Bank shall forthwith give notice to the Borrower and the other Banks of such determination, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by such Bank shall be made with an interest rate option to which such suspension does not apply. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

     SECTION 2.17 INCREASED COST. If any Regulatory Change:

          (a) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Rate Advances or any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal office or Applicable Lending Office is located); or

          (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's Applicable Lending Office or against Letters of Credit issued by the Agent or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances or affecting any Letter of Credit;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance or issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes, then, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, any Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

     SECTION 2.18 ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for any Bank to make, maintain or fund any Eurodollar Rate Advances, such Bank shall notify the Borrower and the Agent, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances, as the case may be, to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Prime Rate Advances as of the date of such Bank's notice, and upon such conversion the Borrower shall indemnify such Bank in accordance with Section 2.20.

     SECTION 2.19 CAPITAL ADEQUACY. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on any Bank's capital or the capital of its parent corporation (by an amount such Bank deems material) as a consequence of its Commitments and/or its Loans and/or any Letters of Credit or any Bank's obligations to make Advances to cover Letters of Credit to a level below that which such Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account such Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within 30 days after written notice and demand from such Bank to the Borrower (with a copy to the Agent), pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction. Any determination by such Bank under this Section and any certificate as to the amount of such reduction given to the Borrower by such Bank shall be final, conclusive and binding for all purposes, absent manifest error.

     SECTION 2.20 FUNDING LOSSES; EURODOLLAR RATE ADVANCES. The Borrower shall compensate each Bank, upon its written request to the Borrower, for all losses, expenses and liabilities (including any interest paid by such Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by such Bank in connection with the re-employment of such funds and including loss of anticipated profits) which such Bank may sustain: (i) if for any reason, other than a default by such Bank, a funding of a Eurodollar Rate Advance does not occur on the date specified there for in the Borrower's request or notice as to such Advance under Section 2.2, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.18, occurs on any day other than the last day of the Interest Period applicable thereto. A Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

     SECTION 2.21 DISCRETION OF BANKS AS TO MANNER OF FUNDING. Each Bank shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.20) shall be made as if such Bank had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate, as the case may be, for such Interest Period.

     SECTION 2.22 REPLACEMENT OF CERTAIN BANKS. If any Bank shall become affected by any of the changes or events described in Section 2.16, 2.17, 2.18,
2.19 or 2.20 (any such Bank hereinafter referred to as a "Subject Bank") and shall give notice to the Borrower of any of the changes or events thereunder, the Borrower may, so long as no Default or Event of Default has occurred and is continuing, upon at least five (5) Business Days' notice to the Agent and such Subject Bank by the Borrower, designate a replacement lender (a "Replacement Bank") acceptable to the Agent, to which such Subject Bank shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by Borrower and the Subject Bank) of all amounts due and owing to such Subject Bank under Section 2.16, 2.17, 2.18, 2.19 or 2.20 assign all (but not less than all) of its rights, obligations, Loans, Revolving Commitment and Term Loan Commitment pursuant to an Assignment Agreement in the form of Exhibit E; provided, that all amounts owed to such Subject Bank by the Borrower (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment. Upon any assignment by any Bank pursuant to this Section becoming effective, the Replacement Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and such Subject Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 2.16, 2.17, 2.18, 2.19 or 2.20 while such Subject Bank was a Bank).

                                  ARTICLE III
                              CONDITIONS PRECEDENT

     SECTION 3.1 CONDITIONS OF INITIAL LOANS. The making of the initial Revolving Loans and the Term Loans shall be subject to the prior or simultaneous fulfillment of the following conditions:

          (a) Documents. The Agent shall have received the following, in form and substance acceptable to the Agent, in sufficient counterparts (except for the Notes and the fee letter):

               (i) A Revolving Note and a Term Note, drawn to the order of each Bank in the appropriate amount, executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date.

               (ii) A Consent and Agreement of Guarantors in the form prescribed by the Banks and dated the Closing Date, executed by a duly authorized officer of such Guarantor.

               (iii) Separate Amended and Restated Security Agreements, each in the form prescribed by the Agent and dated the Closing Date and executed by a duly authorized officer of the Borrower and each Guarantor.

               (iv) Separate Amended and Restated Pledge Agreements, each in the form prescribed by the Agent and dated the Closing Date, executed by a duly authorized officer of the Borrower, Norstan Canada, NCI and Norstan International, Inc.

               (v) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Borrower Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

               (vi) An incumbency certificate showing the names and titles and bearing the signatures of the officers of the Borrower authorized to execute the Borrower Loan Documents and to request Revolving Loans hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower

               (vii) A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date acceptable to the Agent.

               (viii) A certificate of good standing for the Borrower in the jurisdiction of its incorporation, and in the other states identified on Schedule 4.22 for which the Borrower was in good standing on the Closing Date, certified by the appropriate governmental officials as of a date acceptable to the Banks.

               (ix) A copy of the bylaws of the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

               (x) A copy of the corporate resolution of each Guarantor authorizing the execution, delivery and performance of the Guarantor's Consent.

               (xi) An incumbency certificate for each Guarantor showing the names and titles and bearing the signatures of the officers of such Guarantor authorized to execute the Guarantor's Consent, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor.

               (xii) A copy of the Articles of Incorporation of each Guarantor with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date acceptable to the Agent.

               (xiii) A certificate of good standing for each Guarantor in the jurisdiction of its incorporation, and in the other states identified on Schedule 4.22 for which such Guarantor was in good standing on the Closing Date, certified by the appropriate governmental officials as of a date acceptable to the Agent.

               (xiv) A copy of the bylaws of each Guarantor, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor.

               (xv) Insurance certificates in form and substance acceptable to the Agent and listing the Agent as loss payee thereon and as additional insured, indicating that the Borrower and each Subsidiary has obtained insurance of the type specified in this Agreement and in the Security Agreements.

               (xvi) An initial Borrowing Base Certificate, completed as of the Closing Date and otherwise in form and substance acceptable to the Agent.

               (xvii) A fee letter in favor of the Agent setting forth the fees contemplated by Section 2.12, duly executed by the Borrower.

               (xviii) Completed UCC searches for the Borrower and the Subsidiaries in such jurisdications deemed appropriate by the Banks and otherwise satisfactory to the Banks demonstrating that there are no Liens superior to the Liens of the Banks in the property of the Borrower.

               (xix) An Acknowledgment of Exiting Lender, substantially in the form of Exhibit D hereto, duly executed by the applicable Exiting Lender.

               (xx) A written confirmation calculating of all Obligations owing to each Bank (other than the Exiting Banks) under the Existing Credit Agreement as of the Closing Date prepared by such Bank's business group responsible for administering the Existing Loans.

               (xxi) The Banks shall have received draft audited consolidated financial statements of the Borrower of type specified in Section 5.1(a) for the fiscal year ending April 30, 2002.

               (xxii) The Agent shall have received the original Promissory Note given by Michael A. Vadini in favor of the Borrower in the amount of $1,000,000, duly endorsed in blank to the Agent pursuant to an endorsement in the form prescribed by the Agent.

               (xxiii) The Agent shall have received a reaffirmation of the Fleet Intercreditor Agreement in the form prescribed by the Agent, duly executed by Fleet.

               (xxiv) The Agent shall have received a subordination agreement in the form prescribed by the Agent, duly executed by Norstan Canada, Ltd.

               (xxv) The Agent shall have confirmed that, upon the funding of the Loans including the initial Revolving Loans, all accrued and unpaid interest upon the Existing Loans under the Existing Credit Agreement shall be paid in full on the Closing Date, either from the proceeds of such Loans or from cash furnished by the Borrower at Closing Date.

          (b) Certain Fees. The Borrower shall have paid to the Agent the fees payable in accordance with the fee letter set forth in Section 2.12.

          (c) Opinion. The Borrower shall have requested Maslon, Edelman Borman & Brand, its counsel, to prepare a written opinion, addressed to the Banks and dated the Closing Date, covering matters acceptable to the Banks and their counsel, and such opinion shall have been delivered to the Agent in sufficient counterparts for each Bank.

          (d) Compliance. The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

          (e) Other Matters. All corporate and legal proceedings relating to the Borrower and the Guarantors and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Agent, the Banks and their special counsel, and the Agent shall have received all information and copies of all documents, including records of corporate proceedings, as any Bank or such special counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

          (f) Fees and Expenses. The Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the fees and expenses of the Agent or counsel to the Agent payable pursuant to Section 9.2.

     SECTION 3.2 CONDITIONS PRECEDENT TO ALL LOANS. The making hereunder of any Revolving Loans (including the initial Revolving Loans), Term Loans and the issuance of any Letter of Credit shall be subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Revolving Loan or the date of the issuance of any Letter of Credit, with the same force and effect as if made on such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date and on the date of each Revolving Loan or the date of the issuance of any Letter of Credit or will exist after giving effect to the Revolving Loans made on such date or the date any Letter of Credit is issued.

          (c) Notices and Requests. In the case of Revolving Loans the Agent shall have received the Borrower's request for such Revolving Loans as required under Section 2.2 (except as otherwise provided in Section 2.2
     (b)).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Agreement, to grant the Revolving Commitments and to make the Loans hereunder, and to induce U.S. Bank to issue Letters of Credit, the Borrower represents and warrants to the Banks:

     SECTION 4.1 ORGANIZATION, STANDING, ETC. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations under the Borrower Loan Documents. Each Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents to which it is a party and to perform its obligations under such Loan Documents. Each of the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose the Borrower or such Subsidiary to any liability, which in either case would be material to the Borrower and the Subsidiaries taken as a whole.

     SECTION 4.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by the Borrower or such Subsidiary, and this Agreement constitutes, and the Notes and other Loan Documents when executed will constitute, the legal, valid and binding obligations of the Borrower or each Subsidiary party thereto, enforceable against the Borrower or such Subsidiary in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

     SECTION 4.3 NO CONFLICT; NO DEFAULT. The execution, delivery and performance by the Borrower or any Subsidiary of the Loan Documents to which it is a party will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower or such Subsidiary, (b) violate or contravene any provision of the Articles of Incorporation, bylaws or other organizational documents of the Borrower or such Subsidiary, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower or such Subsidiary is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or (except as provided in the forgoing sentence) any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     SECTION 4.4 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower or any Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents to which it is a party.

     SECTION 4.5 FINANCIAL STATEMENTS AND CONDITION. The Borrower's audited consolidated financial statements as at April 30, 2001 and its unaudited financial statements as at April 30, 2002 as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis (except for year-end audit adjustments as to the interim statements) and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Other than as may have been previously disclosed to the Banks in writing, since April 30, 2002 there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

     SECTION 4.6 LITIGATION. Except as disclosed in Schedule 4.6 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents.

     SECTION 4.7 ENVIRONMENTAL, HEALTH AND SAFETY LAWS. Except as disclosed on
Schedule 4.7, there does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Except as disclosed on Schedule 4.7, neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     SECTION 4.8 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

     SECTION 4.9 FEDERAL RESERVE REGULATIONS. Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

     SECTION 4.10 TITLE TO PROPERTY; LEASES; LIENS; SUBORDINATION. Each of the Borrower and the Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by the Borrower and its Subsidiaries in the most recent financial statement referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties owned by the Borrower or any Subsidiary is subject to a Lien, except as allowed under
Section 6.12. Neither the Borrower nor any Subsidiary subordinated any of its rights under any obligation owing to it to the rights of any other person.

     SECTION 4.11 TAXES. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No material tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate and the Borrower knows of no proposed material tax assessment against it or any Subsidiary or any basis therefor.

     SECTION 4.12 TRADEMARKS, PATENTS. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

     SECTION 4.13 BURDENSOME RESTRICTIONS. Neither the Borrower nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower or such Subsidiary or on the ability of the Borrower or any Subsidiary to carry out its obligations under any Loan Document.

     SECTION 4.14 FORCE MAJEURE. Since the date of the most recent financial statement referred to in Section 4.5, the business, properties and other assets of the Borrower and the Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

     SECTION 4.15 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.16 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.17 RETIREMENT BENEFITS. Under Statement of Financial Accounting Standard No. 106 of the Financial Accounting Standards Board and the accounting rules with respect thereto, the present value of the expected cost to the Borrower and the Subsidiaries of post-retirement medical and insurance benefits with respect to employees, as estimated by the Borrower in accordance with GAAP is not material.

     SECTION 4.18 FULL DISCLOSURE. Subject to the following sentence, neither the financial statements referred to in Section 4.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrower to the Banks consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower, and the Borrower has no reason to believe that such projections or forecasts are not reasonable. SECTION 4.19 SUBSIDIARIES. Schedule 4.19 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary. Except as otherwise indicated in Schedule 4.19, all shares of each Subsidiary owned by the Borrower or by any other Subsidiary are validly issued and fully paid and nonassessable.

     SECTION 4.20 REGISTERED INTELLECTUAL PROPERTY. Schedule 4.20 hereto lists all patents, trademarks and copyrights owned by the Borrower or any Guarantor as of the Closing Date and recorded with the U.S. Office of Patents and Trademarks or U.S. Office of Copyrights, as applicable.

     Section 4.21 DORMANT SUBSIDIARIES. None of the Dormant Subsidiaries has any business operations or any liabilities or assets having a book value in excess of $50,000.

Section 4.22 HIGH REVENUE STATES. Schedule 4.22 hereto lists, for the Borrower and each Guarantor, each state in which such Borrower's or such Guarantor's business operations generated 5% or more of the Borrower's consolidated gross revenues as of the Closing Date.

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

         Until any obligation of the Banks hereunder to make the Loans, and any obligation of U.S. Bank to issue the Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full, and no amount is available to be drawn under the under the Letters of Credit, unless the Majority Banks shall otherwise consent in writing:

     SECTION 5.1 FINANCIAL STATEMENTS AND REPORTS. The Borrower will furnish to the Banks:

          (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, (i) the consolidated financial statements of the Borrower and the Subsidiaries consisting of at least statements of operations, cash flows and shareholders' equity and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, and with respect to the consolidated statements, certified without qualification by Deloitte & Touche or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Agent and (ii) a statement of the Borrower's Contingent Obligations as at the end of such fiscal year.

          (b) Together with the audited financial statements required under
     Section 5.1 (a)(i), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

          (c) As soon as available and in any event within 30 days after the end of each calendar month (or 45 days in the case of the last month of any fiscal quarter), (i) unaudited consolidated statements of operations for the Borrower and the Subsidiaries for such month and for the year to date and statements of cash flows for the period from the beginning of such fiscal year to the end of such month and a consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such month, setting forth in comparative form (i) figures for the corresponding period for the preceding fiscal year and (ii) figures for the corresponding period appearing in the budgeted financial statements furnished by the Borrower to the Banks as of the Closing Date, each accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP.

          (d) As soon as practicable and in any event within 45 days after the end of each fiscal quarter of the Borrower (or, with respect to its fiscal quarter ended on or about April 20, 2002, by July 31, 2002), a Compliance Certificate in the form of Exhibit E hereto signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.13, 6.14, 6.15, 6.16,
     6.17 and 6.18 as at the end of such fiscal quarter and stating that as at the end of such fiscal quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

          (e) As soon as practicable and in any event within 60 days after the beginning of each fiscal year of the Borrower, statements of forecasted consolidated income for the Borrower and the Subsidiaries for each fiscal quarter in such fiscal year and a forecasted consolidated balance sheet of the Borrower and the Subsidiaries, together with supporting assumptions, as at the end of each fiscal quarter, all in reasonable detail and reasonably satisfactory in scope to Majority Banks.

          (f) Within one Business Day of any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

          (g) Within one Business Day of any officer of the Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

          (h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

          (i) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower or any Subsidiary shall have sent to its stockholders.

          (j) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports (including all Form 10-K and Form 10-Q reports) which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange.

          (k) As soon as practicable and in any event within 30 days after the end of each month, a Borrowing Base Certificate signed by an appropriate financial officer of the Borrower, reporting the Borrowing Base as of the last day of the month just ended, and on the first Business Day of each week updated information with respect to the gross amount of Accounts together with a calculation of the amount available for borrowing, certified by an appropriate financial officer of the Borrower.

          (l) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as any Bank may reasonably request.

     SECTION 5.2 CORPORATE EXISTENCE. The Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

     SECTION 5.3 INSURANCE. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

     SECTION 5.4 PAYMENT OF TAXES AND CLAIMS. The Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

     SECTION 5.5 INSPECTION. The Borrower shall permit any Person designated by the Agent or any Bank to visit and inspect any of the properties, corporate books and financial records of the Borrower and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent or such Bank may designate. So long as no Event of Default exists, such visits, inspections, audits and examinations shall be at the expense of the Agent and the Banks, but any such visits, inspections, audits and examinations shall be at the expense of the Borrower if such visits, inspections, audits and examinations (a) are made while any Event of Default is continuing, or (b) constitute the semi-annual collateral audit to be conducted by the Agent.

     SECTION 5.6 MAINTENANCE OF PROPERTIES. The Borrower will maintain, and cause each Subsidiary to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, to the extent and as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.7 BOOKS AND RECORDS. The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     SECTION 5.8 COMPLIANCE. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrower or such Subsidiary and the Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

     SECTION 5.9 NOTICE OF LITIGATION. The Borrower will give prompt written notice to the Agent of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or any Subsidiary or any property of the Borrower or a Subsidiary or to which the Borrower or a Subsidiary is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

     SECTION 5.10 ERISA. The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $100,000 or (c) fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     SECTION 5.11 ENVIRONMENTAL MATTERS; REPORTING. The Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the Borrower and the Subsidiaries taken as a whole. The Borrower will give the Agent prompt written notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (b) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

     SECTION 5.12 LANDLORD WAIVERS. Upon the written request of the Agent, the Borrower shall undertake its commercially reasonable best efforts to obtain, and to cause its Subsidiaries that have granted security interests to the Agent to obtain, the execution of landlord waivers in form and substance acceptable to the Agent by the lessor with respect to any of the Borrower's or such Subsidiaries' business premises (each, a "Lessor"), whereby each such Lessor would, among other things, acknowledge the security interest in favor of the Agent and the Banks in the Borrower's or such Subsidiaries' assets and agree to allow the Agent and the Banks to have access to the leased premises in order to enforce such security interest or protect such collateral. The foregoing obligations of the Borrower are in addition to its obligations under the Security Agreements.

     SECTION 5.13 NNS NOTE COLLATERAL.

          (i) The Borrower acknowledges and confirms that, upon the execution and delivery to the Borrower thereof by the obligors thereon, the NNS Note Collateral constitutes "Collateral" under and within the meaning of the Borrower's Security Agreement. Except as the Agent may otherwise agree, the Borrower shall cause all certificates, instruments and other agreements representing or evidencing NNS Note Collateral received by the Borrower or any Subsidiary to be delivered to the Agent promptly upon receipt thereof. All such certificates, instruments and agreements shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. After the execution and delivery thereof, neither the Borrower nor any Subsidiary shall forgive, cancel, compromise, modify, amend or extend the time for payment of, or waive any default under, any of the NNS Note Collateral, or modify or amend, or waive any default under, any agreement with respect to the NNS Note Collateral, or consent to or acquiesce in any of the foregoing, without in each case the prior written consent of the Banks.

          (ii) Notwithstanding whether an Event of Default has occurred, any and all cash paid, payable or otherwise distributed in respect of principal of, or in exchange for, any NNS Note Collateral shall be immediately paid to the Agent to apply, to the Obligations in the manner set forth Section 2.6(d). Such proceeds of NNS Note Collateral shall, if received by the Borrower or any Subsidiary, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Borrower or such Subsidiary, and be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement or assignment).

     SECTION 5.14 PLEDGE OF ASSETS IN PERMITTED ACQUISITIONS. Unless otherwise agreed by the Majority Banks, immediately upon the closing of a Permitted Acquisition, the Borrower, any Subsidiary and any Person acquired in such Permitted Acquisition shall execute and deliver to the Agent documents and instruments in the form reasonably prescribed by the Agent (i) to pledge to the Agent for the benefit of the Banks the stock or other equity interests of any Person acquired in such Permitted Acquisition and the assets of such Person, in each case as security for the Obligations and (ii) whereunder any Person acquired in such Acquisition shall absolutely and unconditionally guaranty the Obligations.

     SECTION 5.15 PLEDGE OF ASSETS IN AND GUARANTY OF NORSTAN CANADA. Upon the occurrence of any Event of Default, at the request of the Majority Banks, the Borrower will cause Norstan Canada to execute and deliver to the Agent documents and instruments in the form reasonably prescribed by the Agent (i) to pledge to the Agent for the benefit of the Banks the assets of such Person as security for the Obligations and (ii) whereunder such Person shall absolutely and unconditionally guaranty the Obligations.

     SECTION 5.16 GOOD STANDING CERTIFICATES. Within 30 days after the Closing Date, the Borrower will furnish to the Agent good standing certificates or the equivalent for each Borrower and each Guarantor in each state identified on
Schedule 4.22 hereof for which the Borrower did not furnish to the Agent a good standing certificate or the equivalent on the Closing Date.

     SECTION 5.17 REGISTERED INTELLECTUAL PROPERTY. Within 30 days of any request therefor by the Agent, the Borrower will execute, or cause to be executed, and deliver to the Agent, collateral assignment documents in form and substance acceptable to the Agent sufficient to cover all patents, trademarks and copyrights listed on Schedule 4.22 hereto that are not subject to an existing collateral assignment document in favor of the Agent.



                                   ARTICLE VI
                               NEGATIVE COVENANTS

     Until any obligation of the Banks hereunder to make the Loans, and any obligation of U.S. Bank to issue the Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full, and no amount is available to be drawn under the under the Letters of Credit, unless the Majority Banks shall otherwise consent in writing:

     SECTION 6.1 MERGER. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; provided, however, (a) any Subsidiary may be merged with or liquidated into the Borrower or any Guarantor (if the Borrower or such Guarantor is the surviving corporation) and (b) any Person acquired in a Permitted Acquisition may be merged or liquidated into the Borrower or any Guarantor (if the Borrower or such Guarantor is the surviving corporation).

     SECTION 6.2 SALE OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets except for:

          (a) sales and leases of Inventory in the ordinary course of business or ordinary course sales of obsolete or worn-out equipment;

          (b) sales or transfers by a Subsidiary to the Borrower or a Guarantor;

          (c) other sales or transfers of assets by the Borrower or a Subsidiary so long as (i) such sales or transfers do not exceed $1,000,000 in the aggregate in any fiscal year and (ii) no Default or Event of Default is then continuing or would arise therefrom.

     SECTION 6.3 PLANS. The Borrower will not permit, and will not allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary; and the Borrower will not permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $100,000.

     SECTION 6.4 CHANGE IN NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof, except for changes in business related to and necessitated by changes in the communications and information technology industries generally.

     SECTION 6.5 SUBSIDIARIES. Except for Subsidiaries acquired in Permitted Acquisitions, after the date of this Agreement, the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation or limited liability company which would thereby become a Subsidiary.

     SECTION 6.6 NEGATIVE PLEDGES; SUBSIDIARY RESTRICTIONS. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Banks any Lien on any assets or properties of the Borrower or such Subsidiary (except as may be provided in any documents evidencing or securing Indebtedness existing on the date hereof secured by NFS Lease Accounts or Norstan Canada Lease Accounts and related leases, equipment and servicing arrangements). The Borrower will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Borrower.

     SECTION 6.7 RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments.

     SECTION 6.8 SUBORDINATED DEBT. The Borrower will not, and will not permit any Subsidiary to, (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

     SECTION 6.9 INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, acquire for value, make, have or hold any Investments, except:

          (a) Investments existing on the date of this Agreement and listed in
     Schedule 6.9 hereto, but not any renewal or extension thereof (except for renewals or extensions of Investments reasonably determined by the Borrower to be not material in amount).

          (b) Travel advances to management personnel and employees in the ordinary course of business.

          (c) Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

          (d) Certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Agent.

          (e) Commercial paper given the highest or next to highest rating by a nationally recognized rating service.

          (f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America.

          (g) Other readily marketable Investments in debt securities and money market funds which are reasonably acceptable to the Majority Banks.

          (h) Any Investment by the Borrower or any Subsidiary in the stock of any Subsidiary.

          (i) Loans and advances by the Borrower to any Guarantor made in the ordinary course of business to finance the normal operations of such Guarantor, provided that no Event of Default is then continuing or would result therefrom.

          (j) Loans and advances by the Borrower to Norstan Canada made in the ordinary course of business to finance the normal operations of Norstan Canada, provided that (i) no Event of Default is then continuing or would result therefrom and (ii) the principal amount of such loans and advances does not exceed $2,000,000 at any time.

          (k) Loans and advances by Norstan Canada to the Borrower made in the ordinary course of business, provided that (i) no Event of Default is then continuing or would arise therefrom and (ii) such loans and advances have been subordinated to the Obligations pursuant to the Subordination Agreement (Norstan Canada).

          (l) Indebtedness of any Subsidiary to the Borrower on account of unpaid dividends owed by that Subsidiary to the Borrower.

          (m) Indebtedness of employees to the Borrower arising under the Borrower's employee personal computer purchase program in the ordinary course of business, so long as the aggregate amount of such Indebtedness outstanding at any one time does not exceed $50,000.

          (n) Advances in the form of progress payments, prepaid rent or security deposits, each in the ordinary course of business.

          (o) The NNS Note Collateral and other promissory notes or other amounts payable to the Borrower or any Subsidiary by a Person other than the Borrower or a Subsidiary and in existence on the date hereof.

          (p) Permitted Acquisitions.

          (q) Other Investments in an aggregate amount not exceeding $1,000,000 outstanding at any time.

provided, however, that any Investments under clauses (c), (d), (e) or (f) above shall mature within one year of the acquisition thereof by the Borrower or a Subsidiary.

     SECTION 6.10 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

          (a) The Obligations.

          (b) Indebtedness existing on the date of this Agreement (other than Indebtedness of the type specified in Section 6.10(c)) and disclosed on
     Schedule 6.10(a) hereto, but not including any extension or refinancing thereof.

          (c) Indebtedness existing on the date hereof secured by NFS Lease Accounts or Norstan Canada Lease Accounts and related leases, equipment and servicing arrangements and disclosed on Schedule 6.10(b), but not including any extension or refinancing thereof.

          (d) Indebtedness secured by Liens permitted under Section 6.11(g) hereof, provided that the principal amount of Indebtedness secured by Liens permitted by Section 6.11(g) shall not exceed (i) $3,000,000 at any time on or before April 30, 2003 and (ii) $5,000,000 at any time after April 30, 2003.

          (e) Indebtedness of the Borrower under lines of credit for foreign exchange transactions and for wire transfers and daylight overdrafts.

          (f) Subordinated Indebtedness and renewals thereof.

          (g) Contingent Obligations permitted under Section 6.12.

          (h) Indebtedness incurred as seller financing of Permitted Acquisitions, provided, that (i) such Indebtedness is unsecured, and (ii) such Indebtedness is Subordinated Debt.

          (i) Current liabilities, other than for borrowed money, incurred in the ordinary course of business and calculated in accordance with GAAP.

          (j) Intercompany Indebtedness of the type specified in Sections 6.9(i), (j), (k) and (l).

          (k) Other unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000 outstanding at any time.

     SECTION 6.11 LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower or a Subsidiary, except:

          (a) Liens existing on the date of this Agreement and disclosed on
     Schedule 6.11 hereto.

          (b) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary.

          (c) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

          (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

          (e) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

          (f) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower or a Subsidiary.

          (g) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

          (h) Liens arising out of a judgment or judgments against the Borrower or any Subsidiary for the payment of money in an aggregate amount not exceeding $300,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured.

          (i) Liens against the NFS Lease Accounts, Norstan Canada Lease Accounts and related leases, equipment and servicing arrangements securing any financing permitted under Section 6.10(c).

     SECTION 6.12 CONTINGENT OBLIGATIONS. The Borrower will not, and will not permit any Subsidiary to, be or become liable on any Contingent Obligations except:

          (a) Contingent Obligations (other than Guaranties set forth in Section 6.12(b) hereof) existing on the date of this Agreement and described on
     Schedule 6.12(a) hereto.

          (b) Guaranties by the Borrower guaranties existing on the date of this Agreement with respect to the Indebtedness permitted by Section 6.10(c) and described on Schedule 6.12(b) hereto.

          (c) normal product warranties and indemnities in favor of suppliers and customers entered into in the ordinary course of business and relating to inventory sold by the Borrower or a Subsidiary.

     SECTION 6.13 OPERATING LEASES. The Borrower will not, and will not permit any Subsidiary to become liable for, whether directly or by assignment, for rent or other amounts (exclusive of customary reimbursements for taxes, insurance or maintenance expenses) under any Operating Leases in an amount exceeding, on a consolidated basis, $9,000,000 in any fiscal year.

     SECTION 6.14 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, make Capital Expenditures in an amount exceeding, on a consolidated basis in the following amounts for the following periods: (a) $10,000,000 during the fiscal year ending on or about April 30, 2003, (b) $11,000,000 during the fiscal year ending on or about April 30, 2004 and (c) $12,000,000 during the fiscal year ending on or about April 30, 2005.


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


     SECTION 6.15 TANGIBLE NET WORTH. The Borrower will not permit the Tangible Net Worth to be less than:

          (i) as of the last day of any fiscal quarter during the fiscal year ending April 30, 2003, $12,500,000;

          (ii) as of the last day of any fiscal quarter during the fiscal year ending April 30, 2004 and each fiscal year thereafter, the greater of (A) the Tangible Net Worth required to be maintained by the Borrower to be in compliance with this Section 6.15 as of the last day of the preceding fiscal year and (B) 95 percent (95%) of the Borrower's Tangible Net Worth as at the last day of the preceding fiscal year, provided that, the minimum amount of Tangible Net Worth required to be maintained pursuant to this Section shall be automatically and permanently increased by the amount of the Net Proceeds received by the Borrower in connection with the issuance of any equity securities of the Borrower from and after the Closing Date.

     SECTION 6.16 QUARTERLY EARNINGS. The Borrower shall not permit EBT, calculated on a cumulative basis for the two preceding fiscal quarters, to be less than $0.00 as of the last day of any fiscal quarter (commencing with the last day of the fiscal quarter ending on or about October 31, 2002).

     SECTION 6.17 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than (a) 1.20 to 1.00 as of the last day of the Borrower's fiscal quarters ending on or about January 31, 2003 and April 30, 2003 and (b) 1.30 to 1.00 as of the last day of each other fiscal quarter of the Borrower.

     SECTION 6.18 CASH FLOW LEVERAGE RATIO. The Borrower will not permit the Cash Flow Leverage Ratio at any time to be more than: (i) 2.25 to 1.00 as of the last day of the Borrower's fiscal quarters ending on or about July 31, 2002 and October 31, 2002, (ii) 2.00 to 1.00 as of the last day of the Borrower's fiscal quarter ending on or about January 31, 2003, and (iii) 1.75 to 1.00 as of the last day of the Borrower's fiscal quarter ending on or about April 30, 2003 and each fiscal quarter ending thereafter.

     SECTION 6.19 LOAN PROCEEDS. The Borrower will not, and will not permit any Subsidiary to, use any part of the proceeds of any Loan directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X of the Board.

     SECTION 6.20 INVENTORY VALUE. As of any date of determination, the Borrower will not, and will not permit any Subsidiary to, permit any Inventory of the Borrower or any Subsidiary having an aggregate value at cost in excess of 30% of the aggregate value at cost of all of the Inventory of the Borrower and the Subsidiaries to be stored at a location other than the Primary Distribution Facilities.


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


                                  ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

          (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on any Note or any other Obligation required to be made to the Agent or any Bank pursuant to this Agreement.

          (b) Any representation or warranty made by or on behalf of the Borrower, any Subsidiary or any Guarantor in this Agreement or any other Loan Document or by or on behalf of the Borrower, any Subsidiary or any Guarantor in any certificate, statement, report or document herewith or hereafter furnished to any Bank or the Agent pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

          (c) The Borrower shall fail to comply with Sections 2.6, 5.2, 5.3, 5.12, 5.13 or 5.14 hereof, or any Section of Article VI hereof.

          (d) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Banks, (ii) the date the Borrower should have given notice of such failure to the Banks pursuant to Section 5.1, or (iii) the date the Agent or any Bank gives notice of such failure to the Borrower.

          (e) The Borrower, any Subsidiary or any Guarantor shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower, such Subsidiary or such Guarantor or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower, a Subsidiary or a Guarantor or for a substantial part of the property thereof and shall not be discharged within 30 days, or the Borrower, any Subsidiary or a Guarantor shall make an assignment for the benefit of creditors.

          (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, a Subsidiary or any Guarantor, and, if instituted against the Borrower, a Subsidiary or any Guarantor, shall have been consented to or acquiesced in by the Borrower, such Subsidiary or such Guarantor, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the Borrower, such Subsidiary or such Guarantor.

          (g) Any dissolution or liquidation proceeding not permitted by Section
     6.1 shall be instituted by or against the Borrower or a Subsidiary or any dissolution or liquidation proceeding shall be instituted by or against any Guarantor, and, if instituted against the Borrower, any Subsidiary or any Guarantor, shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Guarantor or shall remain for 45 days undismissed.

          (h) A judgment or judgments for the payment of money in excess of the sum of $1,000,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgment by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (i) The maturity of any material Indebtedness of the Borrower or a Subsidiary shall be accelerated by reason of default, or the Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower or a Subsidiary shall be deemed "material" if it exceeds $1,000,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(i) has occurred.

          (j) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

          (k) Any Guarantor shall repudiate or purport to revoke its Guaranty, or any Guaranty for any reason shall cease to be in full force and effect as to the Guarantor executing and delivering the same or shall be judicially declared null and void as to such Guarantor.

          (l) 50% or more of any class of the capital stock of the Borrower shall come to be owned by a single Person, or by two or more Persons acting together in holding such stock for a common purpose.

          (m) The Borrower or a Subsidiary shall cease to be the sole shareholder of the stock of any Guarantor or of Norstan Canada.

          (n) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or the enforceability thereof shall be contested by the Borrower or any Guarantor.

          (o) Any default or event of default (however denominated) shall occur under any Security Document.

     SECTION 7.2 REMEDIES. If (a) any Event of Default described in Sections 7.1(e), (f) or (g) shall occur with respect to the Borrower, the Revolving Commitments shall automatically terminate (except as provided in Section 2.2(b)) and the Notes and all other Obligations shall automatically become immediately due and payable, the Borrower shall without demand pay into the Holding Account an amount equal to the aggregate face amount of each Letter of Credit; or (b) any other Event of Default shall occur and be continuing, then, upon receipt by the Agent of a request in writing from the Majority Banks, the Agent shall (i) declare the Revolving Commitments terminated, whereupon the Revolving Commitments shall terminate (except as provided in Section 2.2(b)), (ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, (iii) demand that the Borrower pay into the Holding Account an amount equal to the aggregate face amount of each Letter of Credit, whereupon the Borrower shall pay such amount, (v) exercise all rights and remedies under any of the Loan Documents, and (vi) enforce all rights and remedies under any applicable law.

     SECTION 7.3 OFFSET. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes each Bank to set off any Obligations owed to such Bank against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, such Bank. Such right shall exist whether or not such Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Bank or the Banks. Each Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of such Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII
                                    THE AGENT

     The following provisions shall govern the relationship of the Agent with the Banks.

     SECTION 8.1 APPOINTMENT AND AUTHORIZATION. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrower or the Banks.

     SECTION 8.2 NOTE HOLDERS. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

     SECTION 8.3 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it with reasonable care and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     SECTION 8.4 LOAN DOCUMENTS. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     SECTION 8.5 U.S. BANK AND AFFILIATES. With respect to its Revolving Commitment and the Loans made by it, U.S. Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and U.S. Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

     SECTION 8.6 ACTION BY AGENT. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

     SECTION 8.7 CREDIT ANALYSIS. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

     SECTION 8.8 NOTICES OF EVENT OF DEFAULT, ETC. In the event that the Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Banks.

     SECTION 8.9 INDEMNIFICATION. Each Bank agrees to indemnify the Agent, as Agent (to the extent not reimbursed by the Borrower), ratably according to such Bank's share of the Aggregate Revolving Commitment Amounts from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Bank under this Section shall relieve the Borrower of any of its obligations under this Agreement.

     SECTION 8.10 PAYMENTS AND COLLECTIONS. All funds received by the Agent in respect of any payments made by the Borrower on the Term Notes shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Term Loan Percentage. All funds received by the Agent in respect of (a) any payments made by the Borrower on the Revolving Notes, (b) any reimbursement payments made by the Borrower with respect to Unpaid Drawings that were funded by Unpaid Drawing Repayment Loans and/or participation payments made by the Banks under Section 2.7(b), and (c) any payments by the Bank of Revolving Commitment Fees, shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Revolving Outstandings Percentage. All funds received by the Agent in respect of any payments made by the Borrower for Letter of Credit Fees shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Revolving Commitment. After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Borrower or as realization on collateral or on any Guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Bank who has incurred unreimbursed costs of collection with respect to any Obligations hereunder, ratably to the Agent and each Bank in the proportion that the costs incurred by the Agent or such Bank bear to the total of all such costs incurred by the Agent and all Banks; (b) next to the Agent for the account of the Banks (in accordance with their respective Revolving Percentages) for application on the Notes and Unpaid Drawings; (c) next to the Agent for the account of the Banks (in accordance with their respective Revolving Outstandings Percentages) for any unpaid Revolving Commitment Fees owing by the Borrower hereunder; (d) next to the Agent for the account of the Banks (in accordance with their respective Revolving Commitment Percentages) for any unpaid Letter of Credit Fees owing by the Borrower; and (e) last to the Agent to be held in the Holding Account to cover the Letters of Credit. The provisions of this Section
8.10 shall not apply to payments of the issuance, amendment, drawing and other fees and out-of-pocket expenses of U.S. Bank under Section 2.10, and the fees set forth in the fee letter under Section 2.12, respectively.

     SECTION 8.11 SHARING OF PAYMENTS. If any Bank shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations owing to such Bank under this Agreement or the Notes in excess of such Bank's share, as determined under this Agreement, of the Obligations then due and payable to the Banks under this Agreement, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Notes held by such other Banks as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Banks; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Bank agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any Notes and participations therein held by such Bank, next to any other Indebtedness of the Borrower to such Bank arising under or pursuant to this Agreement and to any participations held by such Bank in Obligations of the Borrower arising under or pursuant to this Agreement, and only then to any other Obligations of the Borrower to such Bank.

     SECTION 8.12 ADVICE TO BANKS. The Agent shall forward to the Banks copies of all notices, financial reports and other communications received hereunder from the Borrower by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrower directly to each Bank.

     SECTION 8.13 RESIGNATION. If at any time U.S. Bank shall deem it advisable, in its sole discretion, it may submit to each of the Banks and the Borrower a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Majority Banks may appoint a successor Agent.

     SECTION 8.14 DEFAULTING BANK.

     (a) Remedies Against a Defaulting Bank. In addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, if at any time a Bank is a Defaulting Bank such Defaulting Bank's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Majority Banks, shall be suspended while such Bank remains a Defaulting Bank. If a Bank is a Defaulting Bank because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Bank on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Bank under this Agreement or any other Loan Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (iii) to bring an action or suit against such Defaulting Bank in a court of competent jurisdiction to recover the defaulted amount and any related interest.

          Any amounts received by the Agent in respect of a Defaulting Bank's Loans shall not be paid to such Defaulting Bank and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Bank upon the default of such Defaulting Bank being cured.

               (b) Purchase from Defaulting Bank. Any Bank that is not a Defaulting Bank shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Bank's Commitments. If more than one Bank exercises such right, each such Bank shall have the right to acquire such proportion of such Defaulting Bank's Commitments on a pro rata basis. Upon any such purchase, the Defaulting Bank's interest in its Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser. The purchase price for the Commitments of a Defaulting Bank shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Bank. The purchaser shall pay to the Defaulting Bank in Immediately Available Funds on the date of such purchase the principal of and accrued and unpaid interest and fees on the Loans made by such Defaulting Bank hereunder (it being understood that such accrued and unpaid interest and fees may be paid pro rata to the purchasing Bank and the Defaulting Bank by the Agent at a subsequent date upon receipt of payment of such amounts from the Borrower). Prior to payment of such purchase price to a Defaulting Bank, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Bank shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Bank, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Bank or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, no such amendment, modification, waiver or consent shall:

          (a) Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or modify any of the provisions of any Note with respect to the payment or repayment thereof, without the consent of the holder of each Note so affected; or

          (b) Increase the amount or extend the time of any Revolving Commitment of any Bank, without the consent of such Bank; or

          (c) Reduce the rate or extend the time of payment of any fee payable to a Bank, without the consent of the Bank affected; or

          (d) Amend the definition of Majority Banks or otherwise reduce the percentage of the Banks required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Banks; or

          (e) Amend any of Article 2 or any of the foregoing Sections 9.1 (a) through (d) or this Section 9.1 (e) without the consent of all the Banks; or

          (f) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent; or

          (g) Amend any provision of this Agreement relating to the Letters of Credit without the consent of U.S. Bank; or

          (h) Release any Guarantor from its obligations under its Guaranty; or

          (i) Except as may otherwise be expressly provided in any of the other Loan Documents, release any material portion of collateral securing all or any part of the Obligations without the consent of all the Banks.

     SECTION 9.2 EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent (including filing and recording costs and fees and expenses of Dorsey & Whitney, counsel to the Agent), in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters, letters of intent, financial analyses or term sheets relating thereto. The Borrower shall also reimburse the Agent and, after the occurrence of an Event of Default, each Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Agent or any Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

     SECTION 9.3 WAIVERS, ETC. No failure on the part of the Agent or the holder of a Revolving Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Bank under Article II hereof shall be deemed to have been given only when received by the Agent or such Bank.

     SECTION 9.5 TAXES. The Borrower agrees to pay, and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Revolving Notes, which obligation of the Borrower shall survive the termination of this Agreement.

     SECTION 9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; FOREIGN AND PURCHASING BANKS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Banks, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in a minimum aggregate amount of $3,000,000 in any Revolving Loan or Term Loan or other Obligation owing to such Bank, any Revolving Note or Term Note held by such Bank, and any Revolving Commitment or Term Loan Commitment of such Bank, or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, (i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible for the performance thereof, (iii) such Bank shall remain the holder of any such Revolving Note or Term Note for all purposes under this Agreement, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Bank shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, provided that such agreement may provide that such Bank will not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 9.1(a)(e) without the prior consent of such

     Participant. Each Borrower agrees that if amounts outstanding under this Agreement, the Revolving Notes, the Term Notes and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Note, Term Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Revolving Note or Term Note or other Loan Document; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section
     8.11. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19, 2.20 and 9.2 with respect to its participation in the Revolving Commitments, Term Loan Commitments, Revolving Loans and Term Loans; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (c) Each Bank may, from time to time, with the consent of the Agent and the Borrower (neither of which consents shall be unreasonably withheld or delayed; and if an Event of Default shall have occurred and be continuing, then consent of the Borrower shall not be required), assign to other lenders ("Assignees") all or part of its rights or obligations hereunder or under any Loan Document in a minimum aggregate amount of $3,000,000 evidenced by any Revolving Note then held by that Bank, together with equivalent proportions of its Revolving Commitment, any Term Note then held by that Bank, its Term Loan Commitment pursuant to written agreements executed by such assigning Bank, such Assignee(s), the Borrower and the Agent in substantially the form of Exhibit F, which agreements shall specify in each instance the portion of the Obligations evidenced by the Revolving Notes and Term Notes which is to be assigned to each Assignee and the portion of the Revolving Commitment and Term Loan Commitment of such Bank to be assumed by each Assignee (each, an "Assignment Agreement"); provided, however, that the assigning Bank must pay to the Agent a processing and recordation fee of $3,500. Upon the execution of each Assignment Agreement by the assigning Bank, the relevant Assignee, the Borrower and the Agent, payment to the assigning Bank by such Assignee of the purchase price for the portion of the Obligations being acquired by it and receipt by the Borrower of a copy of the relevant Assignment Agreement,
     (x) such Assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with a pro rata share of the Revolving Commitment and a Term Loan Commitment Amount in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank under this Agreement, (y) such assigning Bank shall have no further liability for funding the portion of its Commitment assumed by such Assignee and (z) the address for notices to such Assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of each Assignment Agreement, the assigning Bank shall surrender to the Agent the Revolving Note and Term Note a portion of which is being assigned, and the Borrower shall execute and deliver a Revolving Note and Term Note to the Assignee in the amount of its Revolving Commitment and its Term Loan Commitment Amount, respectively, and a new Revolving Note and Term Note to the assigning Bank in the amount of its Revolving Commitment and Term Loan Commitment, respectively, after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Revolving Notes" and "Term Notes" for all purposes of this Agreement and of the other Loan Documents.

          (d) The Borrower shall not be liable for any costs incurred by the Banks in effecting any participation under subparagraph (b) of this subsection or by the Banks in effecting any assignment under subparagraph
     (c) of this subsection except with respect to the Agent as provided in this
     Section 9.6.

          (e) Each Bank may disclose to any Assignee or Participant and to any prospective Assignee or Participant any and all financial information in such Bank's possession concerning the Borrower or any of the Subsidiaries which has been delivered to such Bank by or on behalf of the Borrower or any of the Subsidiaries pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower or its Subsidiaries in connection with such Bank's credit evaluation of such Borrower or any of its Subsidiaries prior to entering into this Agreement, provided that prior to disclosing such information, such Bank shall first obtain the agreement of such prospective Assignee or Participant to comply with the provisions of Section 9.7.

          (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any note held by it in favor of any federal reserve bank in accordance with Regulation A of the Board or U. S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     SECTION 9.7 CONFIDENTIALITY OF INFORMATION. The Agent and each Bank shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between any Bank and the Borrower and shall not be divulged to any Person other than the Banks, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Banks hereunder and under the Notes and the Guaranties or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over any Bank or by any applicable law, rule, regulation, judicial process or legal process, the opinion of such Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. No Bank shall incur any liability to the Borrower by reason of any disclosure permitted by this Section 9.7.

     SECTION 9.8 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

     SECTION 9.9 CONSENT TO JURISDICTION. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     SECTION 9.10 SURVIVAL OF AGREEMENT. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Banks and shall survive the making of the Revolving Loans by the Banks and the execution and delivery to the Banks by the Borrower of the Notes, regardless of any investigation made by or on behalf of the Banks, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Revolving Commitments have not been terminated; provided, however, that the obligations of the Borrower under Section 9.2, 9.5, 9.11 and 9.18 shall survive payment in full of the Obligations and the termination of the Revolving Commitments.

     SECTION 9.11 INDEMNIFICATION. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Agent and the Banks and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Banks and their respective Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

          (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

          (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Banks by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

         This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

     SECTION 9.12 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     SECTION 9.13 ENTIRE AGREEMENT. This Agreement and the other Borrower Loan Documents embody the entire agreement and understanding between the Borrower, the Agent and the Banks with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

     SECTION 9.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 9.15 BORROWER ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Loan Documents, (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Agent or any Bank, and (d) neither the Agent nor any Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Agent or any Bank is for the protection of the Banks and neither the Borrower nor any third party is entitled to rely thereon.

     SECTION 9.16 EFFECT OF EXISTING CREDIT AGREEMENT. This Agreement amends and replaces in its entirety the Existing Credit Agreement, provided, that the obligations of the Borrower incurred under the Existing Credit Agreement shall continue under this Agreement, and shall not in any circumstance be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of this Agreement.

     SECTION 9.17 REAFFIRMATION OF SECURITY DOCUMENTS AND WARRANT DOCUMENTS. The Borrower confirms to and agrees with the Banks and the Agent that (a) the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Agent under the Security Documents to which it is a party, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the Obligations are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower and (b) each reference to the "Credit Agreement" in each Security Document to which it is a party shall be deemed to be a reference to this Agreement, as the same may be amended, restated or modified from time to time.

     SECTION 9.18 GENERAL RELEASE. The Borrower hereby releases and discharges the Agent, each Bank, each Exiting Bank, and each of their officers, directors, employees, agents and attorneys, from any and all claims, actions and liabilities of any kind or nature that it or any one claiming through or under the Borrower ever had or may now have, whether now known or hereafter discovered, arising out of any acts or omissions occurring prior to the date of this Agreement that relate to: (i) any lending relationship or loan commitment between the Agent, the Banks, each Exiting Bank and the Borrower prior to the date of this Agreement; (ii) the Existing Credit Agreement and the "Loan Documents" (as defined in the Existing Credit Agreement"); or (iii) the negotiations preceding the execution and delivery of this Agreement. Notwithstanding anything to the contrary herein, the Borrower further confirms to and agrees with the Banks and the Exiting Lenders that the Warrant Documents (as defined in the Existing Credit Agreement) and the Registration Rights Agreement relating thereto shall each remain in full force and effect and are hereby ratified and affirmed in all respects by the Borrower.

     SECTION 9.19 EXITING LENDERS. On the Closing Date, the aggregate unpaid principal amount of the Existing Loans made by each Exiting Lender under the Existing Credit Agreement and related Note issued to such Exiting Lender thereunder, together with all interest and fees provided for in the Existing Credit Agreement (as to any Exiting Lender, its "Payoff Amount"), shall be repaid in full from the proceeds of Loans made by the Banks and other funds provided by the Borrower, and the commitments of the Exiting Lenders under the Existing Credit Agreement or hereunder, as the case may be, shall terminate. The Borrower shall give the Agent notice with respect to such Payoff Amount with respect to each Exiting Lender. The Agent shall distribute to each Exiting Lender by not later than 5:00 P.M. (Minneapolis time) on the Exit Date out of the proceeds of the Loans made for such purpose and from the other funds provided by the Borrower, the amount required to pay such Exiting Lender's Payoff Amount in full, whereupon: (a) such Exiting Lender shall no longer be a party to the Existing Credit Agreement or this Agreement, as the case may be (except to the extent provided in Section 9.10 thereof with respect to the survival of certain provisions, which shall remain in effect as to the Exiting Lenders); and (b) such Exiting Lenders shall not be deemed to be a "Bank" hereunder (except for purposes of the forgoing clause (a).

     SECTION 9.20 RELEASE OF NORSTAN CANADA SECURITY DOCUMENTS. Upon and after the Closing Date, (a) the Guaranty and Security Agreement (each as defined in the Existing Credit Agreement) of Norstan Canada are hereby released and discharged and (b) the Agent authorizes the Borrower to file with the appropriate filing authorities financing statements and other appropriate termination documents or notices (each in the form approved in advance by the Agent's counsel in its reasonable discretion) terminating the financing statements and Canadian lien perfection notices filed by the Agent with respect to the Security Agreement of Norstan Canada.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                    NORSTAN, INC.


                                                    By:  /s/ Scott G. Christian
                                                         -----------------------
                                                    Its: EVP & CFO

                                                    Address:

                                                    5101 Shady Oak Road
                                                    Minnetonka, MN  55343
                                                    Attention:  Robert J. Vold

                                                    With copies to:

                                                    Mr. Clark Whitmore
                                                    Maslon Edelman Borman &Brand
                                                    3300 Norwest Center
                                                    Minneapolis, MN  55402





                 Signature Page to Second Amended and Restated
                      Credit Agreement dated July 12, 2002

                                                   U.S. BANK NATIONAL
                                                   ASSOCIATION,
                                                   as Agent and as a Bank


                                                   By:  /s/ Nicholas G. Myers
                                                        ------------------------
                                                   Its: Assistant Vice President

                                                   Address:

                                                   U.S. Bank Place
                                                   601 Second Avenue South
                                                   Minneapolis, MN 55402-4302
                                                   Attention:  Nicholas Myers
                                                   Telecopier:612/973-0823







                 Signature Page to Second Amended and Restated
                      Credit Agreement dated July 12, 2002

                                                  M&I MARSHALL & ILSLEY
                                                  BANK


                                                  By:  /s/ John W. Howard  Jr.
                                                       -------------------------
                                                  Its: Senior Vice President


                                                  By:  /s/ Gene Bygd
                                                       -------------------------
                                                  Its: Vice President

                                                  Address for Notices:

                                                  651 Nicollet Mall
                                                  Minneapolis, MN  55402
                                                  Attention:  John (Chip) Howard
                                                  Telecopier:  612/904-8015








                 Signature Page to Second Amended and Restated
                      Credit Agreement dated July 12, 2002

                                                 SCHEDULE 1.1B TO SECOND AMENDED
                                                   AND RESTATED CREDIT AGREEMENT


                               LENDING COMMITMENTS

--------------------------------------- ------------------------- --------------------------
Bank                                    Revolving                 Term Loan
                                        Commitment                Commitment
                                        Amount                    Amount
--------------------------------------- ------------------------- --------------------------
U.S. Bank National Association          $14,000,000               $6,000,000
--------------------------------------- ------------------------- --------------------------
M&I Marshall &
Ilsley Bank                             $7,000,000                $3,000,000
--------------------------------------- ------------------------- --------------------------
Totals                                  $21,000,000               $9,000,000
--------------------------------------- ------------------------- --------------------------